SCHEDULE 14A INFORMATION

                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934

Filed by the Registrant |X|

Filed by a Party other than the Registrant |_|

Check the appropriate box:

|_|  Preliminary Proxy Statement                     |_|  Confidential, for Use of the Commission
|X|  Definitive Proxy Statement                           Only (as permitted by Rule 14a-6(e)(2))
|_|  Definitive Additional Materials
|_|  Soliciting Material Pursuant toss.240.14a-12

                             FARO TECHNOLOGIES, INC.
                (Name of Registrant as Specified In Its Charter)


                -------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

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

                             FARO TECHNOLOGIES, INC.

                               125 Technology Park
                            Lake Mary, Florida 32746

                                   ----------

                  NOTICE OF 2004 ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD ON MAY 11, 2004

                                   ----------

To our shareholders:

      You are cordially invited to attend the 2004 Annual Meeting of Shareholders of FARO Technologies, Inc. on Tuesday, May 11, 2004, at 10:00 a.m. Eastern time at our headquarters, 125 Technology Park, Lake Mary, Florida. At the meeting, the shareholders will vote on the following matters:

      1. The election of two directors, each to serve for a term of three years.

      2.    The approval of the adoption of the 2004 Equity Incentive Plan.

      3.    Any other business that may properly come before the meeting.

      Holders of record of FARO common stock at the close of business on March 17, 2004, are entitled to vote at the meeting.

      Your vote is important, no matter how many shares you own, and we urge you to submit your proxy as soon as possible. Even if you plan to attend the annual meeting, please complete, date and sign the proxy card and mail it as soon as you can in the envelope we have provided. If you attend the annual meeting, then you may revoke your proxy and vote your shares in person if you would like.

      Thank you for your continued support.

                                            By Order of the Board of Directors

April 12, 2004                              /s/ GREGORY A. FRASER, Ph.D.
                                            ----------------------------
                                            GREGORY A. FRASER, Ph.D.
                                            Executive Vice President, Chief
                                            Financial Officer, and Secretary

                             FARO TECHNOLOGIES, INC.

                               125 Technology Park
                            Lake Mary, Florida 32746

                                   ----------

                               PROXY STATEMENT FOR
                       2004 ANNUAL MEETING OF SHAREHOLDERS

                                   ----------

      This Proxy Statement is furnished in connection with the solicitation of the accompanying proxy on behalf of the Board of Directors of FARO Technologies, Inc. (the "Company") for use at the 2004 Annual Meeting of Shareholders to be held on Monday, May 11, 2004 at 10:00 a.m., Eastern time, at the Company's headquarters, 125 Technology Park, Lake Mary, Florida, and at any adjournment or postponement of Annual Meeting. The Company's telephone number at that address is (407) 333-9911.

      This Proxy Statement and the accompanying proxy, together with the Company's Annual Report to Shareholders, were first sent to shareholders entitled to vote at the Annual Meeting on or about April 12, 2004.

                                ABOUT THE MEETING

What is the purpose of the Annual Meeting?

      At the Annual Meeting, shareholders will act upon matters described in the notice of meeting contained in this Proxy Statement, including the election of directors and the approval of the Company's 2004 Incentive Stock Plan. In addition, members of management will report on the Company's 2003 performance and, once the business of the Annual Meeting is concluded, respond to questions raised by shareholders as time permits.

Who is entitled to vote?

      Only holders of the Company's Common Stock outstanding as of the close of business on March 17, 2004 (the "Record Date") will be entitled to vote at the Annual Meeting. Each shareholder is entitled to one vote for each share of Common Stock he or she held on the Record Date.

Who can attend the Annual Meeting?

      All shareholders, or individuals holding their duly appointed proxies, may attend the Annual Meeting. Appointing a proxy in response to this solicitation will not affect a shareholder's right to attend the Annual Meeting and to vote in person. Please note that if you hold your shares in "street name" (in other words, through a broker, bank, or other nominee), you will need to bring a copy of a brokerage statement reflecting your stock ownership as of the Record Date to gain admittance to the Annual Meeting.

What constitutes a quorum?

      A majority of the 13,532,283 shares of Common Stock outstanding on the Record Date must be represented, in person or by proxy, to provide a quorum at the Annual Meeting. If you vote, your shares will be part of the quorum. Shares represented by proxy cards either marked "ABSTAIN" or returned without voting instructions are counted as present for the purpose of determining whether the quorum requirement is satisfied. Also, in those instances where shares are held by brokers who have returned a proxy but are prohibited from exercising discretionary authority for beneficial owners who have not given voting instructions ("broker nonvotes"), those shares will be counted as present for quorum purposes. Broker nonvotes will not be counted as votes for or against any proposal.

What is the effect of not voting?

      It will depend on how your share ownership is registered. If you own shares as a registered holder and do not vote, your unvoted shares will not be represented at the meeting and will not count toward the quorum requirement. If a quorum is obtained, your unvoted shares will not affect whether a proposal is approved or rejected.

      If you own shares in street name and do not vote, your broker may represent your shares at the meeting for purposes of obtaining a quorum. In the absence of your voting instructions, your broker may or may not vote your shares in its discretion depending on the proposals before the meeting. Your broker may vote your shares in its discretion on routine matters such as proposal 1, the election of directors. Regarding proposal 2, the approval of the 2004 Incentive Stock Plan, which is not a routine matter, your broker may not vote your shares without instructions from you., Broker nonvote shares are counted toward the quorum requirement. Any shares not voted, whether due to abstentions or because they constitute broker nonvotes, will not affect the election of directors or the determination of whether the 2004 Incentive Stock Plan is approved or rejected. Once a share is represented at the Annual Meeting, it will be deemed present for quorum purposes throughout the Annual Meeting (including any adjournment or postponement of that meeting unless a new record date is or must be set for such adjournment or postponement).

How do I vote?

      Shareholders who own shares registered directly with the Company's transfer agent on the close of business on March 17, 2004 can appoint a proxy by mailing their signed proxy card in the enclosed envelope. Street name holders may vote by telephone or the Internet if their bank or broker makes those methods available, in which case the bank or broker will enclose the instructions with the Proxy Statement. The telephone and Internet voting procedures are designed to authenticate shareholders' identities, to allow shareholders to give their voting instructions and to confirm that the shareholders' instructions have been properly recorded.

Can I change my vote after I return my proxy card?

      Yes. Even after you have submitted your proxy, you can change your vote at any time before the proxy is exercised by appointing a new proxy or by providing written notice to the Secretary of the Company and voting in person at the Annual Meeting. Presence at the Annual Meeting of a Shareholder who has appointed a proxy does not in itself revoke a proxy. Unless so revoked, the shares represented by proxies received by the Board will be voted at the Annual Meeting. When a shareholder specifies a choice by means of the proxy, then the shares will be voted in accordance with such specifications.

What am I voting on?

      You are voting on two proposals:

      1. Election of two directors for a term of three years, with the following as the Board's nominees:

            o     Norman Schipper

            o     John Caldwell

      2.    Approval of the 2004 Incentive Stock Plan

What are the Board's recommendations?

      The Board recommends a vote:

      o     for election of the nominated slate of directors (see Item 1)

      o     for approval of the 2004 Incentive Stock Plan (see Item 2)

If you sign and return your proxy card, unless you give other instructions on your proxy card, the persons named as proxy holders on the proxy card will vote in accordance with the recommendations of the Board

Why are we voting on a new benefit plan?

      The Company has used its existing stock option plans conservatively to provide equity incentive awards to employees. However, the Company has only 12,854 shares remaining under its current stock option plans for stock-based incentive awards.

To provide competitive incentive awards to employees, a new share authorization is necessary. To allow for additional stock option awards as well as awards of other types of stock-based incentive awards, the Board adopted the 2004 Plan on March 8, 2004. The 2004 Plan became effective on that date subject to shareholder approval at the Annual Meeting. The Securities and Exchange Commission ("SEC") and the NASDAQ National Market ("Nasdaq") require shareholder approval of equity-based compensation plans.

What vote is required to approve each proposal?

      The two nominees for director receiving the greatest number of votes will be elected. Provided a quorum is present, the approval of the 2004 Incentive Stock Plan requires an affirmative vote of the majority of votes cast by the shareholders.

Are there any other items that are to be discussed during the Annual Meeting?

      No. The Company is not aware of any other matters that you will be asked to vote on at the Annual Meeting. If other matters are properly brought before the Annual Meeting, the Board or proxy holders will use their discretion on these matters as they may arise.

Who will count the vote?

      American Stock Transfer & Trust Co. will count the vote and will serve as the inspector of the election.

Who pays to prepare, mail, and solicit the proxies?

      Proxies may be solicited by personal meeting, Internet, advertisement, telephone, and facsimile machine, as well as by use of the mails. Solicitations may be made by directors, officers, and other employees of the Company, as well as the Company's investor relations firm, none of whom will receive additional compensation for such solicitations. The cost of soliciting proxies will be borne by the Company. It is anticipated that banks, brokerage houses, and other custodians, nominees or fiduciaries will be requested to forward soliciting materials to their principals and to obtain authorization for the execution of proxies and that they will be reimbursed by the Company for their out-of-pocket expenses incurred in providing those services. All expenses of solicitation of proxies will be borne by the Company.

Delivery of Proxy Materials to Households

      Pursuant to SEC rules, services that deliver the Company's communications to shareholders that hold their stock through a bank, broker, or other holder of record may deliver to multiple shareholders sharing the same address a single copy of the Company's annual report to shareholders and this proxy statement. Upon written or oral request, the Company will promptly deliver a separate copy of the annual report to shareholders and this proxy statement to any shareholder at a shared address to which a single copy of each document was delivered. Shareholders may notify the Company of their requests by calling or by sending a written request addressed to the Company, Attention: Secretary, 125 Technology Park, Lake Mary, Florida, 32746.

Where can I find Corporate Governance materials for FARO Technologies?

      The Code of Ethics and the Charters for the Audit, Operational Audit, and Compensation Committees of the Company's Board of Directors are published on the Corporate Governance page of the Company's website at www.faro.com. The Company is not including the information contained on or available through its website as a part of, or incorporating such information by reference into, this proxy statement.

                                   PROPOSAL 1

                              ELECTION OF DIRECTORS

      The Board of Directors recommends the following nominees for election as directors and recommends that each shareholder vote "FOR" the nominees.

      The Board of Directors is divided into three classes, with one class of directors elected each year for a three-year term. The Board currently consists of seven members: two with terms that expire at the Annual Meeting, two with terms that expire at the 2005 annual meeting of shareholders, and three with terms that expire at the 2006 annual meeting of shareholders. Accordingly, two directors will be elected at the Annual Meeting to serve until their terms expire at the 2007 Annual Meeting of Shareholders (in each case, until their respective successors are elected and qualified).

      The nominees named below have advised the Company that they will serve if elected. In the event any such nominee is unable or unwilling to serve as a director if elected, the persons designated as proxies will cast votes for such other person in their discretion as a substitute nominee. The Board of Directors has no reason to believe that any of the nominees named below will be unable, or if elected, will decline to serve.

      The two nominees for director named below currently are directors of the Company and are proposed to be elected at the Annual Meeting to serve until the 2007 annual meeting of shareholders. The remaining five directors will continue to serve as members of the Board for terms as set forth below. Directors are elected by a plurality of the votes cast (assuming a quorum is present at the Annual Meeting), meaning that the two nominees receiving the highest number of affirmative votes of the votes represented at the Annual Meeting will be elected as directors. Proxies solicited by the Board will be voted "FOR" the following nominees unless a shareholder specifies otherwise.

      The names, ages, and principal occupations for at least the past five years of each of the directors and nominees and the names of any other public companies of which each is presently serving as a director are set forth below:

                   Nominees for Election at the Annual Meeting

                                                            Director     Term
                        Name                         Age     Since      Expires
      ------------------------------------------    -----  ----------  ---------

      Norman Schipper, Q.C.
         Compensation Committee                      73       1982       2004

      John Caldwell Audit (Chair), Compensation,
         and Operational Audit Committees            54       2002       2004

      Norman Schipper, Q.C. has been a director of the Company since its inception in 1982. From 1962 until his mandatory retirement as Partner on December 31, 1997, Mr. Schipper was a Partner in the Toronto office of the law firm of Goodmans, LLP. Since 1998, Mr. Schipper has been Of Counsel to the firm.

      John E. Caldwell has been a director of the Company since 2002. Mr. Caldwell is Chairman of the Board and Interim President and Chief Executive Officer of SMTC Corporation, a publicly held electronics manufacturing services company whose shares are traded on the Nasdaq National Market under the symbol SMTX and on the Toronto Stock Exchange under the symbol SMX. Mr. Caldwell has served as a director of SMTC since March 2003 and as Interim President and Chief Executive Officer of SMTC since October 2003. Mr. Caldwell previously was the Chairman of the Restructuring Committee of the Board of Mosaic Group Inc., a marketing services provider, from October 2002 to September 2003. Mr. Caldwell was a consultant to Geac Computer Corporation Limited, a computer software company, from December 2001 to October 2002 and was President and Chief Executive Officer of GEAC from October 2000 to December 2001. Mr. Caldwell served in several roles with CAE Inc., a flight simulation and training services company, from January 1988 to October 1999, including President and Chief Executive Officer from June 1993 to October 1999. He was also a past Executive Vice President with Carling O'Keefe Breweries of Canada Limited and Audit Senior with PriceWaterhouseCoopers LLP. Currently, he also serves on the board of directors of ATI Technologies Inc., Cognos Inc., Sleeman Breweries SMTC Corporation and Stelco Inc.

          Directors Whose Terms Will Continue After the Annual Meeting

                                                             Director    Term
                          Name                         Age    Since     Expires
     ------------------------------------------------ ----- ---------- ---------

     Simon Raab, Ph.D.                                 51      1982      2006

     Hubert d'Amours
        Audit and Compensation Committees              65      1990      2006

     Andre Julien
        Operational Audit and Compensation Committees  60      1986      2006

     Gregory A. Fraser, Ph.D.                          49      1982      2005

     Stephen R. Cole
        Audit and Compensation Committees              52      2000      2005

      Simon Raab, Ph.D is a co-founder of the Company and has served as the Chairman of the Board and Chief Executive Officer of the Company since its inception in 1982, and as President of the Company since 1986. Mr. Raab holds a Ph.D. in Mechanical Engineering from McGill University, Montreal, Canada, a Masters of Engineering Physics from Cornell University and a Bachelor of Science in Physics with a minor in Biophysics from the University of Waterloo, Canada.

      Hubert d'Amours has been a director of the Company since 1990. Since 1990, Mr. D'Amours has served as President of Montroyal Capital, Inc. and Capimont, Inc., two venture capital investment firms in Montreal, Canada. Mr. d'Amours also serves as a director of a number of privately held companies.

      Andre Julien has been a director of the Company since 1986. Mr. Julien currently is President of Chemirco Chemicals, Inc., a privately held company in Toronto, Canada. Mr. Julien formerly served as President of LAB Pharmacological Research International, a privately held company in Montreal Canada. From 1969 until 1994, Mr. Julien was President and owner of Chateau Paints, Inc., a privately held coatings and paint manufacturer in Montreal, Canada. Mr. Julien is also a director of Eterna Trust, a privately held company in Quebec City, Canada, and Goodfellow Lumber, Inc., a public company in Montreal, Canada.

      Gregory A. Fraser, Ph.D. is a co-founder of the Company and has served as a director and the Secretary and Treasurer of the Company since its inception in 1982. Mr. Fraser has been an Executive Vice President of the Company since 1997and serves as the Company's principal financial officer. Mr. Fraser holds a Ph.D. in Mechanical Engineering from McGill University, Montreal, Canada, a Masters of Theoretical and Applied Mechanics from Northwestern University and a Bachelor of Science and Bachelor of Mechanical Engineering from Northwestern University.

      Stephen R. Cole has been a director of the company since 2002. Mr. Cole is a Fellow of Institute of Chartered Accountants of Ontario, Canada. Since 1975, Mr. Cole has been President and Founding Partner of Cole & Partners, a Toronto, Canada based mergers and acquisition and corporate finance advisory service company.

                                   PROPOSAL 2

                   APPROVAL OF THE 2004 EQUITY INCENTIVE PLAN

      The Company is seeking shareholder approval of the FARO Technologies, Inc. 2004 Incentive Stock Plan (the "2004 Plan"). THE BOARD RECOMMENDS A VOTE "FOR" APPROVAL OF THE 2004 PLAN.

      The Board adopted the 2004 Plan on March 8, 2004, subject to shareholder approval. The following summary description of the 2004 Plan is qualified in its entirety by reference to the full text of the 2004 Plan, which is attached to this Proxy Statement as Appendix B. Executed proxies in the accompanying form will be voted at the Annual Meeting in favor of approving the 2004 Plan.

      Summary of Proposal. Two critical objectives of the Company's compensation strategy are to reward employees for shareholder value creation and to align the interests of shareholders and employees. Stock-based incentive awards are a critical component of the Company's compensation strategy to achieve these two objectives. In addition, stock-based incentives provide a valuable tool to attract and retain key employees.

      The current 1997 Stock Option Plan (the "1997 Plan") has been used conservatively by the Company to provide equity incentive awards to employees since the Company's initial public offering. However, as of the date of this Proxy Statement, only 123,081 shares are available for awards under the 1997 Plan. To provide competitive incentive awards to employees, a new stock-based incentive plan is necessary.

      Although the Company believes the current compensation program provides competitive opportunities and provides a valuable way to align the interests of employees and shareholders, the Company also recognizes that the external environment for compensation continues to change. Among other things, stock options are likely to require an accounting expense beginning in 2005. Thus, the Company will be re-evaluating its compensation strategy and programs during 2004 to ensure they continue to provide a competitive opportunity in a way that best maximizes value to shareholders. The 2004 Plan is designed with maximum flexibility to grant stock options, stock appreciation rights, performance-based equity awards, restricted stock or other equity vehicles (each, an "Award"), while maintaining limits to ensure shareholder dilution levels continue to be comparable to other technology companies.

      Administration. The 2004 Plan will be administered by the Compensation Committee of the Board of Directors (the "Committee"). The Committee has full authority to interpret and administer the 2004 Plan to carry out the provisions and purposes of the 2004 Plan. The Committee has the authority to determine those persons eligible to receive Awards and to establish the terms and conditions of any Awards.

      Eligibility. Any employee of the Company or any of its subsidiaries, including any executive officer or employee-director of the Company, and any non-employee director of the Company is eligible to be granted awards by the Committee under the 2004 Plan. Approximately 340 persons are currently eligible to participate in the 2004 Plan. The number of eligible participants may increase over time based upon future growth of the Company.

      Types of Awards. The 2004 Plan provides for grants of stock options, stock appreciation rights, performance awards, restricted stock, and restricted stock units, whether granted singly or in combination, pursuant to which shares of Common Stock, cash, or other property may be delivered to the Award recipient.

      Options. An option is the right to purchase shares of Common Stock at a future date at a specified exercise price. Options granted under the 2004 Plan to employees may be either incentive stock options ("ISOs") or non-qualified stock options. The per share exercise price will be determined by the Committee, provided that the exercise price is not less than the fair market value of the underlying shares of Common Stock on the date of grant. The Committee determines the date after which options may be exercised in whole or in part and the date on which each option expires, which cannot be more than ten years from the date of grant. The exercise price of an option may be paid in cash or, subject to such conditions or prohibitions as may be set by the Committee, by delivering shares of Common Stock or a combination of cash and stock. Subject to the discretion of the Committee, a participant may elect to have the Company withhold shares of Common Stock otherwise issuable to the participant upon the exercise of an option for purposes of paying withholding amounts relating to income or other taxes incurred by reason of the exercise.

      Stock Appreciation Rights. A stock appreciation right is a contractual right granted to the participant to receive, either in cash or shares of Common Stock, an amount equal to the appreciation of one share of Common Stock from the date of grant. The grant price of a stock appreciation right under the 2004 Plan may not be less than the fair market value of a share of Common Stock on the date of grant. Stock appreciation rights may be granted as freestanding Awards, or in tandem with other types of Awards. Unless otherwise determined by the Committee, if a stock appreciation right is granted in relation to an option, the terms and conditions applicable to the stock appreciation right will be identical to the terms and conditions applicable to the option. A stock appreciation right granted in relation to an option may only be exercised upon surrender of the right to exercise such option for an equivalent number of shares. Likewise, an option granted in relation to a stock appreciation right may only be exercised upon surrender of the right to exercise such stock appreciation right for an equivalent number of shares.

      Restricted Stock. A restricted stock award is an award typically for a fixed number of shares of Common Stock that is subject to a risk of forfeiture or restrictions. The Committee will specify the terms for the risk of forfeiture, including the passage of time or achieving specified performance objectives, or both, and any other restrictions (for example, restrictions on transfer) imposed on the shares.

      Restricted Stock Units. A restricted stock unit is a right to receive payment that is subject to vesting restrictions. The Committee will specify the conditions on vesting, including the passage of time or specified performance objectives, or both.

Payment will be calculated in relation to a unit that is equal in value to the fair market value of one or more shares of Common Stock.

      Performance Shares. A performance share is a right to receive shares of Common Stock to the extent that performance goals set by the Committee are met during a specified performance period.

      Performance Units. A performance unit is a right to receive payment valued in relation to a unit that is equal in value to the fair market value of one or more shares of Common Stock, to the extent that performance goals set by the Committee are met during a specified performance period.

      Under the terms of the 2004 Plan, the Committee may select from various performance goals for performance shares and performance units, including return on equity, return on investment, return on net assets, shareholder value added, earnings from operations, pre-tax profits, net earnings, net earnings per share, working capital as a percent of net sales, net cash provided by operating activities, market price for the Common Stock and total shareholder return. In conjunction with selecting the applicable performance goal or goals, the Committee will also fix the relevant performance level or levels (e.g., a 15% return on equity) which must be achieved with respect to the goal or goals in order for the performance shares to be earned by the employee. The performance goals selected by the Committee under the 2004 Plan may, to the extent applicable, relate to a specific division or subsidiary of the Company or apply on a Company-wide basis.

      Shares Subject to the Plan and Other Limitations of Awards. The total number of shares of Common Stock available for grants of Awards under the 2004 Plan is 1,750,000. To the extent that any shares of Common Stock subject to an Award are not issued because the Award expires without having been exercised, is cancelled, terminated, forfeited or is settled without the issuance of Common Stock (including, but not limited to, shares tendered to exercise outstanding options, shares tendered or withheld for taxes on Awards or shares issued in connection with a restricted stock or restricted unit award that are subsequently forfeited), such shares will be available again for grants of Awards under the 2004 Plan.

      No participant may receive in a calendar year:

      1. options and/or stock appreciation rights with respect to more than 150,000 shares of Common Stock;

      2. restricted stock and/or restricted stock units relating to more than 105,000 shares of Common Stock; or

      3. performance shares and/or performance units for more than 105,000 shares of Common Stock.

      Adjustments. If any dividend or other distribution, recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of shares of Common Stock or other securities of the Company, issuance of warrants or other rights to purchase shares of Common Stock or other securities of the Company, or other similar corporate transaction or event affects the shares of Common Stock so that an adjustment is appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the 2004 Plan, then the Committee will generally have the authority to, in such manner as it deems equitable, adjust (a) the number and type of shares subject to the 2004 Plan and which thereafter may be made the subject of awards, (b) the number and type of shares subject to outstanding awards, and (c) the grant, purchase or exercise price with respect to any award, or may make provision for a cash payment to the holder of an outstanding award.

      Limits on Transferability. Except as otherwise provided by the Committee, no award granted under the 2004 Plan (other than an award of restricted stock on which the restrictions have lapsed) may be assigned, sold, transferred or encumbered by any participant, otherwise than by will, by designation of a beneficiary, or by the laws of descent and distribution. Except as otherwise provided by the Committee, each award will be exercisable during the participant's lifetime only by such participant or, if permissible under applicable law, by the participant's guardian or legal representative.

      Amendment and Termination. The Board may amend, suspend or terminate the 2004 Plan at any time, except that no such action may adversely affect any award granted and then outstanding thereunder without the approval of the respective participant. The 2004 Plan further provides that shareholder approval of any amendment thereto must also be obtained: (a) if such amendment (i) increases the number of shares with respect to which awards may be made under the 2004 Plan (other than increases resulting from the adjustments described above), (ii) expands the class of persons eligible to participate under the 2004 Plan, or
(iii) otherwise increases in any material respect the benefits payable under the 2004 Plan; or (b) if otherwise required by (i) the Internal Revenue Code or any rules promulgated thereunder (in order to allow for ISOs to be granted thereunder) or (ii) the quotation or listing requirements of the exchange or market on which the Common Stock is then traded (in order to maintain the trading of the Common Stock on such exchange or market).

      Withholding. Not later than the date as of which an amount first becomes includible in the gross income of a employee for federal income tax purposes with respect to any award under the 2004 Plan, the employee will be required to pay to the Company, or make arrangements satisfactory to the Company regarding the payment of, any federal, state, local or foreign taxes of any kind required by law to be withheld with respect to such amount. Unless otherwise determined by the Committee, withholding obligations arising with respect to awards under the 2004 Plan may be settled with shares of Common Stock (other than shares of restricted stock), including shares of Common Stock that are part of, or are received upon exercise of, the award that gives rise to the withholding requirement. The obligations of the Company under the 2004 Plan are conditional on such payment or arrangements, and the Company and any affiliate will, to the extent permitted by law, have the right to deduct any such taxes from any payment otherwise due to the employee. The Committee may establish such procedures as it deems appropriate for the settling of withholding obligations with shares of Common Stock.

Certain Federal Income Tax Consequences

      Stock Options. The grant of a stock option under the 2004 Plan creates no income tax consequences to the employee or the non-employee director or the Company. A employee or a non-employee director who is granted a non-qualified stock option will generally recognize ordinary income at the time of exercise in an amount equal to the excess of the fair market value of the Common Stock at such time over the exercise price. The Company will be entitled to a deduction in the same amount and at the same time as ordinary income is recognized by the employee or the non-employee director. A subsequent disposition of the Common Stock will give rise to capital gain or loss to the extent the amount realized from the sale differs from the tax basis, i.e., the fair market value of the Common Stock on the date of exercise. This capital gain or loss will be a long-term capital gain or loss if the Common Stock has been held for more than one year from the date of exercise.

      In general, a employee will recognize no income or gain as a result of exercise of an ISO (except that the alternative minimum tax may apply). Except as described below, any gain or loss realized by the employee on the disposition of the Common Stock acquired pursuant to the exercise of an ISO will be treated as a long-term capital gain or loss and no deduction will be allowed to the Company. If the employee fails to hold the shares of Common Stock acquired pursuant to the exercise of an ISO for at least two years from the date of grant of the ISO and one year from the date of exercise, the employee will recognize ordinary income at the time of the disposition equal to the lesser of (a) the gain realized on the disposition or (b) the excess of the fair market value of the shares of Common Stock on the date of exercise over the exercise price. The Company will be entitled to a deduction in the same amount and at the same time as ordinary income is recognized by the employee. Any additional gain realized by the employee over the fair market value at the time of exercise will be treated as a capital gain. This capital gain will be a long-term capital gain if the Common Stock has been held for more than one year from the date of exercise.

      Stock Appreciation Rights. The grant of an SAR will create no income tax consequences for the employee or the Company. Upon exercise of an SAR, the employee will recognize ordinary income equal to the amount of any cash and the fair market value of any shares of Common Stock or other property received, except that if the employee receives an option or shares of restricted stock upon exercise of an SAR, recognition of income may be deferred in accordance with the rules applicable to such other awards. The Company will be entitled to a deduction in the same amount and at the same time as income is recognized by the employee.

      Restricted Stock. A employee will not recognize income at the time an award of restricted stock is made under the 2004 Plan, unless the election described below is made. A employee who has not made such an election will recognize ordinary income at the time the restrictions on the stock lapse in an amount equal to the fair market value of the restricted stock at such time reduced by any amount paid for the restricted stock. The Company will generally be entitled to a corresponding deduction in the same amount and at the same time as the employee recognizes income. Any otherwise taxable disposition of the restricted stock after the time the restrictions lapse will generally result in capital gain or loss (long-term or short-term depending upon the length of time the restricted stock is held after the time the restrictions lapse). Dividends paid in cash and received by a participant prior to the time the restrictions lapse will constitute ordinary income to the participant in the year paid. The Company will be entitled to a corresponding deduction for such dividends. Any dividends paid in stock will be treated as an award of additional restricted stock subject to the tax treatment described herein.

      A employee may, within 30 days after the date of the award of restricted stock, elect to recognize ordinary income as of the date of the award in an amount equal to the fair market value of such restricted stock on the date of the award reduced by any amount paid for the restricted stock. The Company will be entitled to a corresponding deduction in the same amount and at the same time as the employee recognizes income. If the election is made, any cash dividends received with respect to the restricted stock will be treated as dividend income to the employee in the year of payment and will not be deductible by the Company. Any otherwise taxable disposition of the restricted stock (other than by forfeiture) will result in capital gain or loss (long-term or short-term depending on the holding period). If the employee who has made an election subsequently forfeits the restricted stock, the employee will not be entitled to deduct any loss. In addition, the Company would then be required to include as ordinary income the amount of the deduction it originally claimed with respect to such shares.

      Performance Shares. The grant of performance shares will create no income tax consequences for the employee or the Company. Upon the receipt of shares of Common Stock at the end of the applicable performance period, the employee will recognize ordinary income equal to the fair market value of the shares of Common Stock received, except that if the employee receives shares of restricted stock in payment of performance shares, recognition of income may be deferred in accordance with the rules applicable to such restricted stock. In addition, the employee will recognize ordinary income equal to the dividend equivalents paid on performance shares prior to or at the end of the performance period. The Company will be entitled to a deduction in the same amount and at the same time as income is recognized by the employee.

      Vote Required. The affirmative vote of the holders of a majority of the shares of Common Stock represented and voted at the Annual Meeting (assuming a quorum is present) is required to approve the 2004 Plan. Any shares not voted at the Annual Meeting (whether as a result of broker non-votes, abstentions or otherwise) with respect to the 2004 Plan will have no impact on the vote.

          THE BOARD RECOMMENDS A VOTE "FOR" APPROVAL OF THE 2004 PLAN.

                               BOARD OF DIRECTORS

Board Meetings and Independence

      Seven meetings of the Board were held during 2003. In all the meetings, more than 75% of the members attended the meetings of the Board and the committees thereof of which they are a member during the periods in which they served. The Board of Directors also took certain actions by unanimous written consent in lieu of a meeting. Beginning in 2004, the Company requires its non-employee directors to meet in executive session at the end of each regularly scheduled Board of Directors meeting, not including routine telephonic meetings, and at such other times as any of the non-employee directors determine necessary or appropriate. The Board has determined that Norman Schipper, John Caldwell, Hubert d'Amours, and Andre Julien are independent directors under Nasdaq rules. The Board also has determined that John Caldwell and Hubert d'Amours meet the additional independence and qualification standards for Audit Committee members under Nasdaq rules.

      In connection with the Company's acquisition in January 2002 of SpatialMetrix, Inc., the Company engaged Cole and Partners to serve as the Company's financial advisor. Stephen Cole, one of the Company's directors, is the founding Partner and President of Cole and Partners. As a result, Mr. Cole does not qualify as independent under Nasdaq rules. However, Nasdaq permits a non-independent director to serve on the Audit Committee under exceptional and limited circumstances if such service is in the best interest of the Company and its shareholders. The Board determined that Mr. Cole's continued service on the audit committee is in the best interests of the Company and its shareholders as a result of the following factors:

o Mr. Cole's experience in understanding and evaluating financial statements;

o Mr. Cole's understanding of the Company's business and his long-standing role on the Audit Committee;

o The fact that the circumanstances that make Mr. Cole not "independent" are more than two years old.

Committees

      The Board of Directors has three standing committees: an Audit Committee, an Operational Audit Committee, and a Compensation Committee.

      Audit Committee

      The Audit Committee consists of Messrs. d'Amours, Caldwell, and Cole. Mr. Caldwell is the Chairman of the Audit Committee. The Audit Committee held four meetings during 2003 and all members were in attendance.

      Effective March 12, 2004, the Board replaced Mr. Julien with Mr. Caldwell on the Audit Committee and appointed Mr. Caldwell as chairman of the Audit Committee, replacing Mr. Cole as chairman, who remains on the Audit Committee.

      The Audit Committee reviews the independence and qualifications of the Company's independent public accountants and the Company's financial policies, control procedures and accounting staff. The Audit Committee recommends to the Board the appointment of the independent public accountants and reviews and approves the Company's financial statements. The Audit Committee also reviews transactions between the Company and any officer or director or any entity in which an officer or director of the Company has a material interest. The Audit Committee is governed by a written charter approved by the Board of Directors. A copy of this charter is included in this Proxy Statement as Appendix A.

      The independent public accountants have access to the Audit Committee without any other members of management being present. In addition to its formal meetings, members of the Audit Committee met with management and the independent accountants before each of the quarterly earnings announcements during 2003. The Audit Committee reviewed the Company's annual financial results and the Company's periodic reports to the Securities and Exchange Commission before filing.

      The Board has determined that John Caldwell qualifies as an "audit committee financial expert," as defined in the rules of the Securities and Exchange Commission.

      Operational Audit Committee

      In December 2002, the Board of Directors created an Operational Audit Committee, and appointed Messrs' Caldwell and Julien as the members of this committee. The Operational Audit Committee met three times in 2003 and each member was in attendance. The Operational Audit Committee is responsible for reviewing the operational metrics of the Company. The operational audit committee meets with department directors to review progress against goals.

      Compensation Committee

      The Compensation Committee consists of Norman Schipper, John Caldwell, Stephen Cole, Hubert d'Amours, and Andre Julien. Mr. Julien currently serves as Chairman of the Compensation Committee. The Compensation Committee held one meeting during 2003 and all members were in attendance. The Compensation Committee is responsible for establishing the compensation of the Company's directors, officers and other managerial personnel, including salaries, bonuses, termination arrangements and other benefits. In addition, the Compensation Committee administers the Company's 1993 Stock Option Plan, 1997 Employee Stock Option Plan, 1997 Non-employee Director Stock Option Plan, and 1997 Non-employee Directors' Fee Plan.

      Each of these committees has the responsibilities set forth in written charters adopted by the Board. The Company makes available on its website located at www.faro.com copies of each of these charters free of charge. The Company is not including the information contained on or available through its website as a part of, or incorporating such information by reference into, this proxy statement. The Company's Audit Committee charter is attached to this proxy statement as Appendix A.

Report of the Audit Committee

      Under the guidance of a written charter adopted by the Board of Directors, the Audit Committee is responsible for overseeing the company's financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the system of internal controls and the financial reporting process. The independent accountants have the responsibility to express an opinion on the financial statements based on an audit conducted in accordance with generally accepted auditing standards. The Audit Committee has among other things the responsibility to monitor and oversee these processes.

      The Audit Committee selected Ernst & Young LLP to serve as Company's independent auditors for the current fiscal year. That firm has discussed with the Committee and provided written disclosures to the Committee on (1) that firm's independence as required by the Independence Standards Board and (2) the matters required to be communicated under auditing standards generally accepted in the United States. The Audit Committee also considered the compatibility of non-audit services with the auditors' independence

      The Committee reviewed with the independent accountants the overall scope and specific plans for its audit. Without management present, the Committee met separately with the independent accountants to review the results of their examinations, their evaluation of the company's internal controls, and the overall quality of the Company's accounting and financial reporting. The Committee reviewed and discussed with management and the independent accountants the Company's audited financial statements.

      Following these actions, the Committee recommended to the Board that the audited financial statements be included in the company's Annual Report on Form 10-K for the year ended December 31, 2003 for filing with the Securities and Exchange Commission.

      Hubert d' Amours, Audit Committee Member
      Andre Julien, Audit Committee Member
      Stephen Cole, Audit Committee Member (Chair)

      This report is dated March 11, 2004. Effective March 12, 2004 the Audit Committee membership changed as follows:

      Hubert d'Amours, Audit Committee Member
      Stephen Cole, Audit Committee Member
      John Caldwell, Audit Committee Member (Chair)

Report of the Operational Audit Committee

      The Operational Audit Committee is responsible for monitoring the internal operational metrics of the Company.

      In 2003 the Committee met with all department managers and directors from the Company's worldwide headquarters, the Company's European headquarters, and the Company's manufacturing plant in Pennsylvania. The primary basis for the review was The Company's SPC Library, a proprietary reporting system used by the Company which tracks the progress of five key goals in each department. These goals are chosen by department directors as most representative and important in tracking their progress against goals.

      Following these meetings, the Committee recommended to the Board that the Committee receive the SPC Library reports each quarter, but that live meetings with worldwide management be held semi-annually.

      John Caldwell, Operational Audit Committee Member (Chair)
      Andre Julien, Operational Audit Committee Member

Nominations of Directors

      The Board selects the director nominees to stand for election at the Company's annual meetings of shareholders and to fill vacancies occurring on the Board. Currently, the entire Board fulfills the role of the nominating committee, as the Board has not established a separate nominating committee. Each director participates in the nomination process. The Board does not have a nominating committee charter.

      In selecting nominees to serve as directors, the Board will examine each director nominee on a case-by-case basis regardless of who recommended the nominee and take into account all factors it considers appropriate. However, the Board believes the following minimum qualifications must be met by a director nominee to be recommended by the Board:

      o Each director must display high personal and professional ethics, integrity and values.

      o Each director must have the ability to exercise sound business judgment.

      o Each director must be highly accomplished in his or her respective field, with broad experience at the administrative and/or policy-making level in business, government, education, technology or public interest.

      o Each director must have relevant expertise and experience, and be able to offer advice and guidance based on that expertise and experience.

      o Each director must be independent of any particular constituency, be able to represent all shareholders of the Company and be committed to enhancing long-term shareholder value.

      o Each director must have sufficient time available to devote to activities of the Board and to enhance his or her knowledge of the Company's business.

The Board also believes the following qualities or skills are necessary for one or more directors to possess:

      o One or more of the directors generally should be active or former chief executive officers of public or private companies or leaders of major organizations, including commercial, scientific, government, educational and other similar institutions.

      o     Directors should be selected so that the Board is a diverse body.

      Shareholders may recommend director nominees for consideration by the Board by writing to the Chairman of the Board, care of the Secretary of Company, 125 Technology Park, Lake Mary, Florida, 32746, together with appropriate biographical information concerning each proposed nominee.

Communications with Board of Directors

      Shareholders may communicate with the full Board or individual directors, by submitting such communications in writing to FARO Technologies, Inc.,
Attention: Board of Directors (or the individual director(s)), 125 Technology Park, Lake Mary, Florida 32746. Such communications will be delivered directly to the directors.

Director Compensation

      In the 2002 meeting of the Compensation Committee the Committee amended the Non-employee Directors' Fee Plan. The amended plan took effect in 2003. Under the amended Plan, directors of the Company who are not executive officers were entitled to receive an annual retainer of $10,000, and fees of $1,200 per board or committee meeting. Chairpersons of sub-committees received an additional annual retainer of $3,000.

      In 2003, non-employee directors earned the following directors' fees:
Messrs. d'Amours ($19,600), Caldwell ($22,600), Cole, ($22,600), Julien
($22,600), and Schipper ($18,400).

      Generally, upon election to the Board, and then annually on the day following the annual meeting of shareholders, each director who is not an executive officer is granted a stock option to acquire 3,000 shares of Common Stock. The exercise price for such shares is equal to the closing sale price of the Common Stock as reported on The Nasdaq Stock Market on the date the director is elected or reelected to the Board, or on the date of the day following the annual meeting of shareholders for directors whose term will continue after the annual meeting. Options granted to Directors generally are granted upon the same terms and conditions as options granted to executive officers and employees. Additionally, the Company's 1997 Non-employee Directors' Fee Plan permits non-employee directors to elect to receive directors' fees in the form of Common Stock rather than cash. Common Stock issued in lieu of cash directors' fees are issued at the end of the quarter in which the fees are earned, with the number of shares being based on the fair market value of the Common Stock for the five trading days immediately preceding the last business day of the quarter. Directors may defer the receipt of fees for federal income tax purposes, whether payable in cash or in Common Stock.

Code of Business Conduct and Ethics

      The Board of Directors has adopted a Code of Ethics that is applicable to its principal executive officer, principal financial officer, principal accounting officer or controller, and persons performing similar functions. The Code of Ethics is available on the Internet web site at www.faro.com. The Company is not including the information contained on or available through its website as a part of, or incorporating such information by reference into, this proxy statement.

            SECTION 16 (a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      During 2003, the executive officers and directors of the Company filed with the Securities and Exchange Commission (the "Commission") on a timely basis all required Forms 3, 4 and 5 pursuant to Section 16 (a) of the Securities Exchange Act of 1934 except as follows: Option grants received by Hubert d'Amour, Andre Julien, Norman Schipper and Stephen Cole pursuant to the 1997 Non-Employee Director Stock Option Plan in May 2002 and April, 2003; an option grant received by John Caldwell pursuant to the 1997 Non-Employee Director Stock Option Plan in April, 2003; Stephen Cole's Form 4 reporting the sale of 50,000 shares for $8.73 in July, 2003; Andre Julien's Form 5 reporting the sale of 22,972 shares in September and October, 2003, a Form 4 reporting the sale of 15,554 shares in December, 2003, a Form 4 reporting the sale of 1,111 shares in November, 2003, a Form 4 reporting the sale of 2,222 shares in November, 2003, a Form 4 reporting the sale of 3,332 in October and November, 2003, a Form 4 reporting the sale of 15,553 shares in September, 2003, and a Form 4 reporting the sale of 8,544 shares in May, 2003. Each of these forms subsequently were filed. The Company has relied on the written representation of its executive officers and directors and copies of the reports they have filed with the Commission in providing this information.

           SECURITY OWNERSHIP OF MANAGEMENT AND PRINCIPAL STOCKHOLDERS

      The following table sets forth certain information regarding the beneficial ownership of the Company's Common Stock as of the Record Date (except as noted) by each person known to the Company to own beneficially more than five percent of the Company's Common Stock, each director, each nominee for election as a director, each named executive officer identified in the Summary Compensation Table below, and all executive officers and directors as a group.

                                                                          Beneficially Owned
                                                                       -----------------------
                       Name of Beneficial Owner                          Shares       Percent
      ------------------------------------------------------------     ----------    ---------
      Simon Raab, Ph.D.(1)                                              2,504,329      18.3%
      Gregory A. Fraser, Ph.D.(2)                                         412,685       3.0%
      Hubert d'Amours (3)                                                  79,395         *
      Andre Julien (4)                                                     47,640         *
      Norman H. Schipper, Q.C.(5)                                          22,000         *%
      Stephen R. Cole (6)                                                  38,076         *
      John Caldwell (7)                                                     3,174         *
      Allen Sajedi (8)                                                      5,450         *
      Joanne M. Karimi (9)                                                  7,450         *
      Jim West (10)                                                        15,117         *
      All directors and executive officers as a group (10 persons)      3,135,316      22.6%

----------
*     Represents less than one percent of the Company's outstanding Common
      Stock.

(1) Includes 2,084,108 shares held by Xenon Research, Inc. ("Xenon"), and includes options to purchase (i) 58,500 shares at $3.64 per share and (ii) 90,000 shares at $2.23 per share that are exercisable currently or within 60 days. Does not include options to purchase 90,000 shares at $2.23 per share that are not exercisable. Simon Raab and

      Diana Raab, his spouse, own all of the outstanding capital stock of Xenon.

(2) Includes options to purchase (i) 18,500 shares at $3.31 per share and (ii) 60,000 shares at $2.16 per share that are exercisable currently or within 60 days. Does not include options to purchase 60,000 shares at $2.16 per share that are not exercisable within 60 days.

(3) Includes 15,035 notional shares subject to the terms of 1997 Non-Employee Directors' Fee Plan, and options to purchase (i) 3,000 shares at 3.13 per share, (ii) 3,000 shares at $2.57 per share, (iii) 2,000 shares at $2.46 per share, and (iv) 1,000 shares at $4.42 per share that are exercisable currently or within 60 days. Does not include options to purchase (i) 1,000 shares at $2.46 per share or (ii) 2,000 shares at $4.42 per share that are not exercisable within 60 days.

(4) Includes 14,640 notional shares subject to the terms of the 1997 Non-Employee Directors' Fee Plan, and includes options to purchase (i) 3,000 shares at $4.88 per share, (ii) 3,000 shares at $3.13 per share,
      (iii) 3,000 shares at $2.57 per share, (iv) 23,000 shares at $2.49 per share and (v) 1,000 shares at $4.42 per share that are exercisable currently or within 60 days. Does not include options to purchase (i) 1,000 shares at $2.49 per share or (ii) 2,000 shares at $4.42 per share that are not exercisable within 60 days.

(5) Includes options to purchase (i) 3,000 shares at $4.88 per share, (ii) 3,000 shares at $3.13 per share, (iii) 3,000 shares at $2.57 per share,
      (iv) 12,000 shares at $2.21 per share, (v) 1,000 shares at $4.42 per share that are exercisable currently or within 60 days. Does not include options to purchase (i) 2,000 shares at $2.21 or (ii) 2,000 shares at $4.42 per share that are not exercisable within 60 days.

(6) Includes 5,091 notional shares subject to the terms of the 1997 Non-Employee Directors' Fee Plan and and includes options to purchase (i) 3,000 shares at $2.75 per share, (ii) 2,000 shares at $2.57 per share, and
      (iii) 1,000 shares at $4.42 per share that are exercisable currently or within 60 days. Also includes 30,524 shares owned by Snow Powder Ridge Limited, all the capital stock of which is owned by Mr. Cole's wife and 2,461 shares held in trust for Snow Powder Ridge Limited. Does not include options to purchase (i) 1,000 shares at $2.57 per share or (ii) 2,000 shares at $4.42 per share that are not exercisable within 60 days.

(7) Includes 1,174 notional shares subject to the terms of the 1997 Non-Employee Directors' Fee Plan and includes options to purchase (i) 1,000 shares at $1.61 per share and (ii) 1,000 shares at $4.42 per share. Does not include options to purchase (i) 2,000 shares at $1.61 per share or (ii) 2,000 shares at $4.42 that are not exercisable within 60 days.

(8) Includes options to purchase 3,450 shares at $27.40 per share that are exercisable currently or within 60 days. Does not include options to purchase (i) 6,668 shares at $1.50 per share or (ii) 3,450 shares at $27.40 that are not exercisable within 60 days.[

(9) Includes options to purchase 3,450 shares at $27.40 that are exercisable currently or within 60 days. Does not include options to purchase (i) 4,000 shares at $1.50, (ii) 7,334 shares at $2.49 per share, or (iii) 3,450 shares at $27.40 that are not exercisable within 60 days.

(10) Includes options to purchase 3,450 shares at $27.40 per share that are exercisable currently or within 60 days. Does not include options to purchase (i) 11,667 shares at $2.25 per share or (ii) 3,450 shares at $27.40 per share that are not exercisable within 60 days.

                             EXECUTIVE COMPENSATION

      The following table describes the compensation paid during the last fiscal year to our Chief Executive Officer and our four other most highly compensated executive officers and key employees that are not executive officers:

                           Summary Compensation Table

                                                                                           Long Term
                                                Annual Compensation                       Compensation
                                    -------------------------------------------------- -------------------
                                                                         Other Annual   Shares Underlying    All Other
Name and Positions                   Year       Salary        Bonus      Compensation    Options Granted    Compensation
-----------------------------       ------    ---------     --------    -------------- ------------------- --------------
Simon Raab                           2003     $ 288,000     $ 41,250           --                 --              --
Chief Executive Officer,             2002     $ 275,000           --           --            180,000              --
  Chairman, and President            2001     $ 235,600           --           --                 --              --
Gregory A. Fraser, Ph.D              2003     $ 193,000     $ 27,600           --                 --              --
Executive Vice President,            2002     $ 184,000           --           --            120,000              --
  Secretary, and Treasurer           2001     $ 184,000           --           --                 --              --
Allen Sajedi                         2003     $ 184,800     $ 16,210           --                 --              --
Vice President, Research             2002     $ 162,200           --                              --              --
  & Development                      2001     $ 156,000           --           --             20,000              --
Jim West                             2003     $ 176,800       21,652                              --              --
Vice President,                      2002     $ 170,000           --                              --              --
  Product Development, Laser         2001     $      --           --                              --              --
Joanne M. Karimi                     2003     $ 117,800     $ 16,840           --                 --              --
Vice President,                      2002     $ 112,300           --                              --              --
  Human Resources                    2001     $  98,000     $ 17,200           --             34,000              --

                              Option Grants in 2003

      No stock options were granted to our executive officers in 2003.

   Aggregated Option Exercises in 2003 and Option Values at December 31, 2003

      The following table sets forth information with respect to aggregate stock option exercises by the executive officers and key employees named in the Summary Compensation Table during 2003 and the year-end value of unexercised options held by such executive officers.

                                                                                      Value of
                                                                                    Unexercised
                                                             Number of              In the Money
                             Number of                      Unexercised            Options/SARs at
                              Shares                        Options/SARs            FY End ($)(1)
                             Acquired         Value          At FY End     ------------------------------
        Name                on Exercise    Realized ($)         (#)         Exercisable    Unexercisable
------------------------   -------------  --------------   --------------  -------------  ---------------
Simon Raab (2)                 41,500       $  346,940         238,500      $3,295,890      $2,047,500
Gregory A. Fraser (3)          41,500       $  360,635         138,500      $1,770,095      $1,369,200
Allen Sajedi (4)               35,363       $  587,749           6,668      $       --      $  156,565
Jim West (5)                   11,667       $   94,619          23,333      $       --      $  530,359
Joanne M. Karimi (6)           27,666       $  237,026          11,334      $       --      $  258,862

----------
(1) Based on the closing price of $24.98 per share of the Company's Common Stock on December 31, 2003 as quoted on The Nasdaq Stock Market.

(2) Of the 238,500 stock options held by Mr. Raab, 58,500 were granted on December 9, 1998, expire on December 9, 2008, and are currently exercisable; 180,000 were granted on May 29, 2002, expire on May 29, 2012 and are exercisable as to

      90,000 shares immediately and 45,000 on each of May 29, 2004 and 2005.

(3) Of the 138,500 stock options held by Mr. Fraser, 18,500 were granted on December 9, 1998, expire on December 9, 2008, and are currently exercisable; 120,000 were granted on May 27, 2002, expire on May 27, 2012 and are exercisable as to 60,000 shares immediately and 30,000 on each of May 27, 2004 and 2005.

(4) Of the 6,668 stock options held by Mr. Sajedi, all were granted on October 31, 2001, expire on October 31, 2011 and all are exercisable on October 31, 2004.

(5) Of the 23,333 stock options held by Mr. West, all were granted on January 16, 2002, expire on January 15, 2012 and are exercisable as to 11,667 shares on January 16, 2004 and the remaining on January 16, 2005.

(6) Of the 11,334 stock options held by Ms. Karimi, 7,334 were granted on July 22, 2001, expire on July 22, 2011 and all are exercisable on July 22, 2004; 4,000 were granted on October 31, 2001, expire on October 31, 2011 and all are exercisable on October 31, 2004.

                   Report by the Compensation Committee Report
                            on Executive Compensation

      The Company's executive compensation program is administered by the Compensation Committee of the Board, which has responsibility for all aspects of the compensation program for the executive officers of the Company. A component of overall compensation is the granting of stock options, the award of which is made by the Compensation Committee and is discussed in "Long-Term Stock Incentives," below. The Compensation Committee consists of Norman Schipper, John Caldwell, Stephen Cole, Hubert d'Amours, and Andre Julien.

      The Compensation Committee's primary objective with respect to executive compensation is to establish programs that attract and retain key managers and align their compensation with the Company's overall business strategies, values, and performance. To this end, the Compensation Committee established and the Board endorsed an executive compensation philosophy for 2003, which included the following considerations:

      o a "pay-for-performance" feature that differentiates compensation results based upon organizational results and overall performance against plan; and

      o stock incentives, in certain cases, as a component of total compensation in order to closely align the interests of the Company's executives with the long-term interests of shareholders which facilitates retention of talented executives and encourages Company stock ownership and capital accumulation; and emphasis on total compensation vs. cash compensation, under which base salaries are generally set competitive levels in order to motivate and rewardCompany executives with total compensation (including incentive programs) at or above competitive levels, if the financial performance of the Company meets or exceeds goals established for the year.

      For 2003, the Company's executive compensation program was comprised of the following primary components: (a) base salaries; (b) annual cash incentive opportunities; and (c) long-term incentive opportunities in the form of previously granted stock options. Each primary component of pay is discussed below.

      Base Salaries. Base salaries paid to its executive officers are subject to annual review and adjustment on the basis of individual and Company performance, level of responsibility, individual experience, and competitive, inflationary, and internal equity considerations. The base salary for Simon Raab, the Company's President and Chief Executive Officer, was increased $14,000, or 5% in 2003 compared to 2002 based upon such factors as the Company's profitability, competition in the market, and overall economic conditions in 2003. The Compensation Committee generally attempts to set base salaries of executive officers at levels that are competitive in order to attract, motivate, and retain Company executives. In addition, both short-term and long-term incentives are used to focus and motivate Company executives and are also tied to both individual and overall company performance. Compensation is based on information contained in Compensation surveys and reflects pay levels, mixes and practices in other companies of similar make-up relative to industry, number of employees and revenues.

      Annual Cash Incentives. Company executives are eligible to receive annual cash bonus awards to focus attention on achieving key goals pursuant to bonus plans designed to provide competitive incentive pay only in the event such objectives are met or exceeded. The objectives include specific targets for earnings as reflected in the Company's financial plan submitted by management and approved by the Compensation Committee and the Board based on a variety of factors, including viability of the target growth rate and amount of earnings appropriate to satisfy shareholder expectations.

      During the year ended December 31, 2003, the Compensation Committee awarded up to 50% of the annual cash incentive potential to its executives.

      Long-Term Stock Incentives. Long-term stock incentives, which are a component of compensation, are awarded by the Compensation Committee of the Board. The Compensation Committee administers the 2004 Plan as well as the Company's other stock-based plans (collectively referred to as the "Plans"), and determines the recipients of the nonqualified and incentive Plans and non-Plan stock options and the exercise price of such stock options on the date of grant.

      Grants to executives under the plans are determined by the Compensation Committee and are designed to align a portion of the executive compensation package with the long-term interests of the Company's shareholders by providing an incentive that focuses attention on managing the Company from the perspective of an owner with an equity stake in the business.

      Incentive stock options and nonqualified stock options are granted for terms up to ten years, and are designed to reward exceptional performance with a long-term benefit, facilitate stock ownership, and deter recruitment of key Company personnel by competitors and others. In evaluating annual compensation of executive officers, the Compensation Committee takes into consideration the stock options as a percentage of total compensation, consistent with its philosophy that stock incentives more closely align the interests of company managers with the long-term interests of shareholders, and takes the number of options granted to an executive officer into consideration in determining base salaries of executive officers. In granting stock options to executive officers, the Compensation Committee considers the number and size of stock options already held by an executive officer when determining the size of stock option awards to be made to the officer in a given fiscal year.

      At March 17, 2003 the executive officers appearing in the Summary Compensation Table held stock or currently held the right to acquire stock representing 22.6% of the Company's outstanding Common Stock.

      Section 162(m). Section 162(m) to the Internal Revenue Code of 1986, as amended (the "Code"), which prohibits a deduction to any publicly held corporation for compensation paid to a "covered employee" in excess of $1 million per year (the "Dollar Limitation"). A covered employee is any employee who appears in the Summary Compensation Table who is also employed by the Company on the last day of the Company's calendar year. The Compensation Committee may consider alternatives to its existing compensation programs in the future with respect to qualifying executive compensation for deductibility.

      As described above, the Company's executive compensation program provides a link between total compensation and the Company's performance and long-term stock price appreciation consistent with the compensation philosophies set forth above. This program has been established since the Company's establishment of its first stock option plan in 1993, and has been a significant factor in the Company's growth and profitability and the resulting gains achieved by the Company's shareholders.

April 7, 2004                Compensation Committee

                                 Hubert d'Amours
                                  Andre Julien
                                 Norman Schipper
                                  Stephen Cole
                                  John Caldwell

           Compensation Committee Interlocks and Insider Participation

      The Compensation Committee currently consists of Messrs. Hubert d'Amours, Andre Julien, Norman Schipper, Stephen Cole, John Caldwell, Simon Raab, and Gregory Fraser. Currently, Mr. Julien serves as Chairman of the Committee. There were no transactions during the year ended December 31, 2003 between the Company and members of the Compensation Committee or entities in which they own an interest, other than as disclosed in CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, below.

                                NEW PLAN BENEFITS

      The Company cannot currently determine the number of awards or the type of awards that may be granted to eligible participants under the 2004 Plan in the future. Such determinations will be made from time to time by the Committee.

      On March 17, 2004, the last sale price per share of the Common Stock on the Nasdaq Stock Market was $23.32.

                      EQUITY COMPENSATION PLAN INFORMATION

      The following table sets forth information regarding compensation plans under which equity securities of the Company are authorized for issuance as of December 31, 2003.

                                                               Number of       Weighted
                                                            Securities To be    Average
                                                              Issued upon      Exercise
                                                              Exercise of      Price of          Number of
                                                              Outstanding     Outstanding        Securities
                                                                Options,        Options,          Remaining
                                                             Warrants, and     Warrants,        Available for
                Plan Category                                    Rights        and Rights      Future Issuance
                                                            ----------------  -----------      ---------------
Equity compensation plans approved by security holders           978,952       $    2.42            120,581
Equity compensation plans not approved by security holders            --              --                 --
                                                               ---------       ---------          ---------
Total                                                            978,952       $    2.42            120,581
                                                               ---------       ---------          ---------

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

      The Company leases its headquarters from Xenon Research, Inc. ("Xenon"), all of the issued and outstanding capital stock of which is owned by Simon Raab, the Company's President and Chief Executive Officer, and Diana Raab, his spouse. The term of the lease expires on February 28, 2006, and the Company has two five-year renewal options. Base rent under the lease was $398,000 for 2003. Base rent during renewal periods will reflect changes in the U.S. Bureau of Labor statistics consumer Price Index for all Urban Consumers. The terms of the lease were approved by an independent committee of the Company's Board of Directors upon review of an independent market study of comparable rental rates and such terms are, in the opinion of the Board of Directors, no less favorable than those that could be obtained on an arm's-length basis.

      In connection with the Company's acquisition in January 2002 of SpatialMetrix, Inc., the Company engaged Cole and Partners, a mergers and acquisition and corporate finance advisory service firm, to serve as the Company's financial advisor. Stephen Cole, one of the Company's directors, is the founding Partner and President of Cole and Partners. For its services, Cole and Partners charged the Company fees of $450,000, of which $302,000 were paid in 2002.

                                PERFORMANCE GRAPH

      The following line graph compares the cumulative five-year Common Stock returns with the cumulative returns return of the Dow Jones Equity Market Index and the Dow Jones Industrial Technology Index.

                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN*
                         AMONG FARO TECHNOLOGIES, INC.,
                       THE DOW JONES US TOTAL MARKET INDEX
              AND THE DOW JONES ADVANCED INDUSTRIAL EQUIPMENT INDEX

                              [LINE GRAPH OMITTED]

              Date             Faro           Dow           Dow Adv
              ----             ----           ---           -------
            31-Dec-98        $100.00        $100.00         $100.00
            31-Dec-99         $75.19        $125.22         $156.07
            31-Dec-00         $76.73        $117.49         $150.42
            31-Dec-01         $57.29        $109.15          $78.43
            31-Dec-02         $48.34         $90.85          $53.32
            31-Dec-03        $638.87        $113.86          $79.84


*     Assumes $100 Invested on December 31, 1998

                         INDEPENDENT PUBLIC ACCOUNTANTS

      Ernst & Young LLP, independent public accountants, audited the Company's consolidated financial statements for the fiscal year ended December 31, 2003. Ernst & Young LLP has been selected by the Audit Committee to serve as the Company's independent auditors for the current fiscal year. Representatives of Ernst & Young LLP will be present at the Annual Meeting to respond to appropriate questions and to make a statement, if they so desire.

Fees Paid to Ernst & Young LLP

      During the fiscal year ended December 31, 2003, Ernst & Young LLP was employed principally to perform the annual audit and to render audit-related and tax services. Pursuant to the Audit Committee charter, all Ernst & Young LLP services must be pre-approved by the Audit Committee. Fees paid to Ernst & Young LLP for each of the last two fiscal years are listed in the following table.

                                            2003            2002
                                            ----            ----

         Audit Fees(1)                   $  464,245      $  384,021

         Audit-related fees(2)           $   19,000      $   71,744

         Tax Fees(3)                     $  644,723      $  553,317

         All Other Fees                  $        0      $        0
                                         ----------      ----------

         Total                           $1,127,968      $1,009,082
                                         ==========      ==========

(1) Audit of annual financial statements, review of financial statements included in Quarterly Reports on Form 10-Q, and fees in connection with the Company's Form S-3 registration statement (File No. 333-110670).

(2)   Primarily due diligence work and employee benefit plan audits.

(3)   Tax return preparation and tax consulting.

      The Audit Committee has concluded that Ernst & Young LLP's provision of the audit and permitted non-audit services described above is compatible with maintaining Ernst & Young LLP's independence. Beginning in May 2003, the Audit Committee pre-approved all of such services. The Audit Committee has established pre-approval policies and procedures with respect to audit and permitted non-audit services to be provided by its independent auditors. Pursuant to these policies and procedures, the Audit Committee may form, and delegate authority to, subcommittees consisting of one or more members when appropriate to grant such pre-approvals, provided that decisions of such subcommittee to grant pre-approvals are presented to the full Audit Committee at its next scheduled meeting. The Audit Committee's pre-approval policies do not permit the delegation of the Audit Committee's responsibilities to management.

                  DEADLINE FOR RECEIPT OF SHAREHOLDER PROPOSALS

      The deadline for submission of shareholder proposals pursuant to Rule 14a-8 under the Securities Exchange Act of 1934 ("Rule 14a-8") for inclusion in the Company's proxy statement for its 2005 Annual Meeting of Shareholders is December 10, 2004. Notice to the Company of a shareholder proposal submitted otherwise than pursuant to Rule 14a-8 will be considered untimely, and the persons named in proxies solicited by the Board of Directors of the Company for its 2005 Annual Meeting of Shareholders may exercise discretionary voting power with respect to any such proposal if received by the Company after March 12, 2005 (assuming a May 11, 2005 meeting date).

                                  OTHER MATTERS

      If any other matters shall come before the Annual Meeting, the persons named in the proxy, or their substitutes, will vote thereon in accordance with their judgment. The Board does not know of any other matters which will be presented for action at the meeting.

                                           By Order of the Board of Directors


April 12, 2004                             /s/ GREGORY A. FRASER, Ph.D.
                                           ----------------------------
                                           GREGORY A. FRASER, Ph.D.
                                           Secretary

                                   APPENDIX A

                             Faro Technologies Inc.
                             Audit Committee Charter

MISSION STATEMENT

The Audit Committee will assist the Board of Directors in fulfilling its oversight responsibilities. The Committee's primary purpose is to provide oversight regarding the accounting and financial reporting process, the system of internal control, the audit process, and the Company's process for monitoring compliance with laws and regulations.

ORGANIZATION

      o The Committee shall be comprised of three or more directors as determined by the Board

      o All members of the Committee shall meet the general independence, experience and financial understanding requirements of the Nasdaq Stock Market, Inc. ("Nasdaq"), Section 10A(m)(3) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations of the Securities and Exchange Commission (the "SEC")

      o At least one member of the Committee shall be an "audit committee financial expert" as defined by the SEC

      o Committee members shall not simultaneously serve on the audit committees of more than two other public companies

      o The Committee shall meet as frequently as circumstances dictate (but not less frequently than quarterly).

      o The Committee shall meet periodically in executive session with management (including the chief financial officer and chief accounting officer), the internal audit staff and the independent auditor and shall have such other direct and independent interaction with such persons from time to time as the members of the Committee deem appropriate

      o The Committee may request any officer or employee of the Company or the Company's outside counsel or independent auditor to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee.

      o The members of the Committee shall be appointed by the Board annually or as necessary to fill vacancies on the recommendation of the Company's Nominating and Corporate Governance Committee (or, in the absence of such a committee, the full Board)

      o The Chairperson of the Committee shall be appointed by the Board upon recommendation of the Nominating and Corporate Governance Committee and in consultation with the Chairman of the Board (or, in the absence of such a committee, the full Board)

      o The Chairperson will chair all regular sessions of the Committee and, in consultation with the Company's management, set the agenda for Committee meetings; provided that in the Chairperson's absence, the Chairperson's responsibilities may be undertaken by another member of the Committee

      o     Any member of the Committee may call meetings of the Committee

ROLES AND RESPONSIBILITIES

Internal Control

      o Review and reassess the adequacy of this Charter annually, with the assistance of counsel, if appropriate, with an emphasis on compliance with any new SEC or Nasdaq rules and considering other developments as appropriate

      o Submit the Charter to the Board for approval annually and have the Charter published in the Company's proxy statement at least every three years or as otherwise appropriate in accordance with the SEC's rules and regulations

      o Discuss with management its efforts to communicate the importance of internal control

      o Discuss annually with management and the external auditors the extent to which the external auditors review computer systems and applications, the security of such systems and applications, and the contingency plan for processing financial information in the event of a systems breakdown; advise the Board of, or otherwise address, any significant issues or recommendations

      o Determine by discussion with management whether internal control recommendations made by the external auditors have been implemented by management; request that, in connection with the Company's next financial statement audit, the external auditors advise the Committee of whether the recommendations were implemented to the satisfaction of the external auditors

      o Review disclosures made to the Committee by the Company's Chief Executive Officer and Chief Financial Officer during their certification process for the Form 10-K and Form 10-Q about any significant deficiencies in the design or operation of internal controls or material weaknesses therein and any fraud involving management or other employees who have a significant role in the Company's internal controls.

Financial Reporting

      General

      o Request that management and/or the Company's or the Committee's outside experts periodically update the Committee about significant accounting and reporting issues, including recent professional and regulatory pronouncements

      o At least annually, ask management and the external auditors about significant risks and exposures and the plans to minimize such risks; request that management and the external auditors provide updates to the Committee as appropriate

      o Review major changes to the Company's accounting principles as suggested by the external auditors or management

      o Review and discuss with management and the external auditors the quarterly and annual earnings press releases; provided that the responsibility for such review may be delegated to one or more members of the Committee

      Annual Financial Statements

      o Review and discuss with management and the external auditors the annual audited financial statements to be included in the Company's annual report on Form 10-K; and, based on the foregoing review and discussion, recommend to the Board whether the audited financial statements should be included in the Company's Form 10-K

      o Review and discuss with management and the external auditors the management's discussion and analysis ("MD&A") and other sections of the annual report before its release

Interim Financial Statements

      o Consult with management and the external auditors, as appropriate, regarding matters related to the preparation of quarterly financial information

      o Review and discuss with management the interim financial statements and MD&A included in each quarterly Form 10-Q prior to filing thereof with the SEC; provided that the responsibility for such review may be delegated to one or more members of the Committee

Compliance with Laws and Regulations

      o Periodically obtain updates from management, general counsel, and tax director regarding compliance with applicable laws and regulations and applicable internal conflict of interest policies and procedures

      o Periodically receive updates from management and the external auditors regarding regulatory compliance matters

      o Periodically receive updates from management regarding the findings of any examinations by regulatory agencies that may have a material impact on the financial statements, such as the SEC

      o Approve all related-party transactions to the extent required by the rules and regulations of Nasdaq

External Audit

      o Appoint, retain and, as appropriate, terminate the Company's external auditors (such actions shall be taken in the Committee's sole discretion); the external auditors shall report directly to the Committee

      o Approve in its sole discretion the compensation to be paid to and oversee the work of the external auditors (including resolution of disagreements between management and the external auditors regarding financial reporting) for the purpose of preparing or issuing an audit report or related work

      o Pre-approve (which pre-approval may be pursuant to pre-approval policies and procedures established by the Committee) all auditing services, internal control-related services and permitted non-audit services (including the fees and terms thereof) to be performed for the Company by its external auditors, subject to the de minimis exceptions for non-audit services described in Section 10A(i)(1)(B) of the Exchange Act; provided that the Committee may delegate authority to grant pre-approvals of audit and permitted non-audit services to one or more of its members, provided that decisions of such member or members to grant pre-approvals shall be presented to the full Committee at its next scheduled meeting

      o Meet with the external auditors prior to the audit and review the external auditors' proposed audit scope, staffing and approach

      o Ensure the receipt of formal written reports from the external auditors regarding the auditors' independence, and delineating all relationships between the auditors and the Company, consistent with Independence Standards Board Standard No. 1, and discuss such reports with the auditors; it is the responsibility of the Committee to take such action as may be necessary to ensure the independence of the external auditors

      o Ensure the rotation of the lead (or coordinating) audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the audit as required by law

      o Set clear policies for the hiring by the Company of employees or former employees of the external auditors who participated in any capacity in the audit of the Company

      o Discuss with the external auditors the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit

      o     Review and discuss reports from the external auditors on:

            o     All critical accounting policies and practices to be used

            o All alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the external auditors

            o Other material written communications between the external auditors and management, such as any management letter or schedule of unadjusted differences

Other Responsibilities

      o Establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters

      o Maintain minutes or other records of meetings and activities of the Committee

REPORTING RESPONSIBILITIES

      o Report regularly to the Board with respect to matters as are relevant to the Committee's discharge of its responsibilities and such recommendations as the Committee may deem appropriate, which report may take the form of an oral report by the Committee's Chairperson or any other member of the Committee designated by the Committee to make such report

      o Prepare, with the assistance of counsel if appropriate, the report required by the rules and regulations of the SEC to be included in the Company's annual proxy statements

OTHER AUTHORITY AND RESOURCES

The Committee shall have the authority, to the extent it deems necessary or appropriate, to retain independent legal, accounting or other advisors. The Company shall provide for appropriate funding, as determined by the Committee, for payment of compensation to the external auditors for the purpose of rendering or issuing an audit report or performing related services and to any advisors employed by the Committee. The Company shall also provide appropriate funding, as determined by the Committee, for ordinary administrative expenses incurred by the Committee in carrying out its duties. The Committee shall not delegate any of its responsibilities to a subcommittee or member of the Committee, except as set forth in this Charter.

LIMITATION OF THE COMMITTEE'S ROLE

While the Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Company's financial statements and disclosures are complete and accurate and are in accordance with generally accepted accounting principles and applicable rules and regulations. These are the responsibilities of management and the external auditors.

                                   APPENDIX B

                             FARO TECHNOLOGIES, INC.
                           2004 EQUITY INCENTIVE PLAN

Section 1. Purpose

            The purpose of the FARO Technologies, Inc. 2004 Equity Incentive Plan (the "Plan") is to promote the best interests of FARO Technologies, Inc. (together with any successor thereto, the "Company") and its shareholders by providing Employees and non-employee directors of the Company and its Affiliates (as defined below) with an opportunity to acquire a proprietary interest in the Company. It is intended that the Plan will promote continuity of management and increased incentive and personal interest in the welfare of the Company by those Employees who are primarily responsible for shaping and carrying out the long-range plans of the Company and securing the Company's continued growth and financial success. In addition, by encouraging stock ownership by directors who are not employees of the Company or its Affiliates, the Company seeks to attract and retain on its Board of Directors persons of exceptional competence and to provide a further incentive to serve as a director of the Company.

Section 2. Definitions

            As used in the Plan, the following terms shall have the respective meanings set forth below:

            (a) "Affiliate" shall mean any entity that, directly or through one or more intermediaries, is controlled by, controls, or is under common control with, the Company.

            (b) "Award" shall mean any Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, Performance Share or Performance Unit granted under the Plan.

            (c) "Award Agreement" shall mean any written agreement, contract, or other instrument or document evidencing any Award granted under the Plan.

            (d) "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time. Any reference to a specific provision of the Code shall also be deemed a reference to any successor provision thereto.

            (e) "Commission" shall mean the United States Securities and Exchange Commission or any successor agency.

            (f) "Committee" shall mean a committee of the Board of Directors of the Company designated by such Board to administer the Plan and comprised solely of not less than two directors, each of whom will be a "non-employee director" within the meaning of Rule 16b-3 and each of whom will be an "outside director" within the meaning of Section 162(m)(4)(C) of the Code; provided that the mere fact that the Committee shall fail to qualify under the foregoing requirements shall not invalidate any Award made by the Committee that is otherwise validly made under the Plan, unless the Committee is aware at the time of the Award's grant of the Committee's failure to so qualify.

            (g) "Dividend Equivalent" shall mean a right, granted to a Participating Employee or a Non-Employee Director under the Plan, to receive cash equal to the cash dividends paid with respect to a specified number of Shares. Dividend Equivalents shall not be deemed to be Awards under the Plan.

            (h) "Employee" shall mean any employee of the Company or any of its subsidiaries.

            (i) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended from time to time.

            (j) "Excluded Items" shall mean any items which the Committee determines shall be excluded in fixing Performance Goals, including, without limitation, any gains or losses from discontinued operations, any extraordinary gains or losses and the effects of accounting changes.

            (k) "Fair Market Value" shall mean, with respect to any property (including, without limitation, any Shares or other securities), the fair market value of such property determined by such methods or procedures as shall be established from time to time by the Committee.

            (l) "Incentive Stock Option" shall mean an option granted under
Section 6(a) of the Plan that is intended to meet the requirements of Section 422 of the Code.

            (m) "Non-Employee Director" shall mean a director of the Company or any Affiliate who is not an employee of the Company or any Affiliate.

            (n) "Non-Qualified Stock Option" shall mean an option granted under
Section 6(a) of the Plan that is not intended to be an Incentive Stock Option.

            (o) "Option" shall mean an Incentive Stock Option or a Non-Qualified Stock Option.

            (p) "Participating Employee" shall mean a Employee designated by the Committee to be granted an Award under the Plan.

            (q) "Performance Goals" shall mean each of, or a combination of one or more of, the following (in all cases after excluding the impact of applicable Excluded Items):

                  (i) Return on equity;

                  (ii) Return on investment;

                  (iii) Return on net assets;

                  (iv) Return on revenues;

                  (v) Operating income;

                  (vi) Performance value added (as defined by the Committee at the time of selection);

                  (vii) Pre-tax profits;

                  (viii) Net income;

                  (ix) Net income per Share;

                  (x) Working capital as a percent of net revenues;

                  (xi) Net cash provided by operating activities;

                  (xii) Market price per Share;

                  (xiii) Total shareholder return;

                  (xiv) Key operational measures, which shall be deemed to include new customer origination, customer penetration, customer satisfaction, employee safety, market share, plant utilization, cost containment, and cost structure reduction.

                  (xv) Cash flow or cash flow per share;

                  (xvi) Reserve value or reserve value per share;

                  (xvii) Net asset value or net asset value per share;

                  (xviii) Production volumes; and

                  (xix) Product and technology developments and improvements.

measured in each case for the Performance Period (aa) for the Company on a consolidated basis, (bb) for any one or more Affiliates or divisions of the Company, where appropriate, and/or (cc) for any other business unit or units of the Company or any Affiliate, where appropriate, as defined by the Committee at the time of selection; provided that it shall only be appropriate to measure net earnings per Share and market price per Share on a consolidated basis.

            (r) "Performance Period" shall mean, in relation to Performance Shares or Performance Units, any period for which a Performance Goal or Goals have been established; provided, however, that such period shall not be less than one year.

            (s) "Performance Share" shall mean any right granted under Section 6(e) of the Plan that will be paid out in cash, as a Share (which, in specified circumstances, may be a Share of Restricted Stock) or as a Restricted Stock Unit, which right is contingent on the achievement of one or more Performance Goals during a specified Performance Period.

            (t) "Performance Unit" shall mean any right granted under Section 6(e) of the Plan to receive a designated dollar value amount in cash, Shares (which, in specified circumstances, may be a designated dollar value amount of Shares of Restricted Stock) or Restricted Stock Units, which right is contingent on the achievement of one or more Performance Goals during a specified Performance Period.

            (u) "Person" shall mean any individual, corporation, partnership, association, joint-stock company, trust, unincorporated organization, or government or political subdivision thereof.

            (v) "Released Securities" shall mean Shares of Restricted Stock with respect to which all applicable restrictions have expired, lapsed, or been waived.

            (w) "Restricted Securities" shall mean Awards of Restricted Stock or other Awards under which issued and outstanding Shares are held subject to certain restrictions.

            (x) "Restricted Stock" shall mean any Share granted under Section 6(c) of the Plan or, in specified circumstances, a Share paid in connection with another Award, with such Share subject to risk of forfeiture and restrictions on transfer or other restrictions that will lapse upon the achievement of one or more goals relating to completion of service by the Employee or Non-Employee Director or the achievement of performance or other objectives, as determined by the Committee.

            (y) "Restricted Stock Unit" shall mean any right to receive Shares in the future granted under Section 6(d) of the Plan or paid in connection with another Award, with such right subject to risk of forfeiture and restrictions on transfer or other restrictions that will lapse upon the achievement of one or more goals relating to completion of service by the Employee or Non-Employee Director or the achievement of performance or other objectives, as determined by the Committee.

            (z) "Rule 16b-3" shall mean Rule 16b-3 as promulgated by the Commission under the Exchange Act, or any successor rule or regulation thereto.

            (aa) "Shares" shall mean shares of common stock of the Company, $.001 par value, and such other securities or property as may become subject to Awards pursuant to an adjustment made under Section 4(b) of the Plan.

            (bb) "Stock Appreciation Right" shall mean any right granted under
Section 6(b) of the Plan.

Section 3. Administration

            The Plan shall be administered by the Committee; provided, however, that if at any time the Committee shall not be in existence, the functions of the Committee as specified in the Plan shall be exercised by a committee consisting of those members of the Board of Directors of the Company who qualify as "non-employee directors" under Rule 16b-3 and as "outside directors" under
Section 162(m)(4)(C) of the Code. To the extent permitted by applicable law, the Committee may delegate to one or more executive officers of the Company any or all of the authority and responsibility of the Committee with respect to the Plan, other than with respect to Persons who are subject to Section 16 of the Exchange Act. To the extent the Committee has so delegated to one or more executive officers the authority and responsibility of the Committee, all references to the Committee herein shall include such officer or officers.

            Subject to the terms of the Plan and without limitation by reason of enumeration, the Committee shall have full discretionary power and authority to:
(i) designate Participating Employees and select Non-Employee Directors to be participants under the Plan; (ii) determine the type or types of Awards to be granted to each Participating Employee and Non-Employee Director under the Plan;
(iii) determine the number of Shares to be covered by (or with respect to which payments, rights, or other matters are to be calculated in connection with) Awards granted to Participating Employees or Non-Employee Directors; (iv) determine the terms and conditions of any Award granted to a Participating Employee or Non-Employee Director (provided, however, that the exercise price of any Option shall not be less than 100% of the Fair Market Value of a Share on the date of grant of such Option);
(v) determine whether, to what extent, and under what circumstances Awards granted to Participating Employees or Non-Employee Directors may be settled or exercised in cash, Shares, other securities, other Awards, or other property, and the method or methods by which Awards may be settled, exercised, cancelled, forfeited, or suspended; (vi) determine whether, to what extent, and under what circumstances cash, Shares, other Awards, and other amounts payable with respect to an Award granted to Participating Employees of Non-Employee Directors under the Plan shall be deferred either automatically or at the election of the holder thereof or of the Committee; (vii) interpret and administer the Plan and any instrument or agreement relating to, or Award made under, the Plan (including, without limitation, any Award Agreement); (viii) establish, amend, suspend, or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and (ix) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan. Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations, and other decisions under or with respect to the Plan or any Award shall be within the sole discretion of the Committee, may be made at any time, and shall be final, conclusive, and binding upon all Persons, including the Company, any Affiliate, any Participating Employee, any Non-Employee Director, any holder or beneficiary of any Award, any shareholder, and any employee of the Company or of any Affiliate.

Section 4. Shares Available for Award

            (a) Shares Available. Subject to adjustment as provided in Section 4(b):

                  (i) Number of Shares Available. The number of Shares with respect to which Awards may be granted under the Plan shall be 1,750,000 Shares. If, after the effective date of the Plan, any Shares covered by an Award granted under the Plan, or to which any Award relates, are forfeited or if an Award otherwise terminates, expires or is cancelled prior to the delivery of all of the Shares or of other consideration issuable or payable pursuant to such Award, then the number of Shares counted against the number of Shares available under the Plan in connection with the grant of such Award, to the extent of any such forfeiture, termination, expiration or cancellation, shall again be available for granting of additional Awards under the Plan.

                  (ii) Limitations on Awards to Individual Participants. No Participating Employee shall be granted, during any calendar year, Options for more than 150,000 Shares, Stock Appreciation Rights with respect to more than 150,000 Shares, more than 105,000 Shares of Restricted Stock, more than 105,000 Restricted Stock Units, more than 105,000 Performance Shares nor more than 105,000 Performance Units under the Plan. In all cases, determinations under this Section 4(a)(ii) shall be made in a manner that is consistent with the exemption for performance-based compensation provided by Section 162(m) of the Code and any regulations promulgated thereunder.

                  (iii) Accounting for Awards. The number of Shares covered by an Award under the Plan, or to which such Award relates, shall be counted on the date of grant of such Award against the number of Shares available for granting Awards under the Plan.

                  (iv) Sources of Shares Deliverable Under Awards. Any Shares delivered pursuant to an Award may consist, in whole or in part, of authorized and unissued Shares or of treasury Shares.

            (b) Adjustments. In the event that the Committee shall determine that any dividend or other distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company, or other similar corporate transaction or event affects the Shares such that an adjustment is determined by the Committee to be appropriate, then the Committee may, in such manner as it may deem equitable, adjust any or all of (i) the number and type of Shares subject to the Plan and which thereafter may be made the subject of Awards under the Plan, (ii) the number and type of Shares subject to the individual participant limits of
Section 4(a)(ii), (iii) the number and type of Shares subject to outstanding Awards, and (iv) the grant, purchase, or exercise price with respect to any Award to reflect such transaction or event; or, if deemed appropriate, make provision for a cash payment to the holder of an outstanding Award in exchange for cancellation of such Award or in lieu of any or all of the foregoing adjustments; provided, however, in each case, that with respect to Awards of Incentive Stock Options no such adjustment shall be authorized to the extent that such authority would cause the Plan to violate Section 422(b) of the Code; and provided further that the number of Shares subject to any Award payable or denominated in Shares shall always be a whole number.

Section 5. Eligibility

            The Committee may designate any Employee as a Participating Employee. All Non-Employee Directors shall be eligible to receive, at the discretion of the Committee, Awards of Non-Qualified Stock Options pursuant to
Section 6(a), Restricted Stock pursuant to Section 6(c) and Restricted Stock Units pursuant to Section 6(d).

Section 6. Awards

            (a) Option Awards. The Committee may grant Options to Employees and Non-Employee Directors with the terms and conditions as set forth below and with such additional terms and conditions, in either case not inconsistent with the provisions of the Plan, as the Committee shall determine.

                  (i) Type of Option. The Committee shall determine whether an Option granted to a Participating Employee is to be an Incentive Stock Option or Non-Qualified Stock Option; provided, however, that Incentive Stock Options may be granted only to Employees of the Company, a parent corporation (within the meaning of Code Section 424(e)) or a subsidiary corporation (within the meaning of Code Section 424(f)). All Options granted to Non-Employee Directors shall be Non-Qualified Stock Options.

                  (ii) Exercise Price. The exercise price per Share of an Option granted pursuant to this Section 6(a) shall be determined by the Committee; provided, however, that such exercise price shall not be less than 100% of the Fair Market Value of a Share on the date of grant of such Option.

                  (iii) Option Term. The term of each Option shall be fixed by the Committee; provided, however, that in no event shall the term of any Option exceed a period of ten years from the date of its grant.

                  (iv) Exercisability and Method of Exercise. An Option shall become exercisable in such manner and within such period or periods and in such installments or otherwise as shall be determined by the Committee; provided, however, that no Option may vest and become exercisable within a period that is less than one year from the date of grant of such Option (subject to acceleration of vesting, to the extent permitted by the Committee, in the event of the Participating Employee's or Non-Employee Director's death, disability, retirement or involuntary termination or in the event of a change in control of the Company (as defined by the Committee)). The Committee also shall determine the method or methods by which, and the form or forms, including, without limitation, cash, Shares, other securities, other Awards, or other property, or any combination thereof, having a Fair Market Value on the exercise date equal to the relevant exercise price, in which payment of the exercise price with respect to any Option may be made or deemed to have been made.

                  (v) Incentive Stock Options. The terms of any Incentive Stock Option granted to a Employee under the Plan shall comply in all respects with the provisions of Section 422 of the Code and any regulations promulgated thereunder. Notwithstanding any provision in the Plan to the contrary, no Incentive Stock Option may be granted hereunder after the tenth anniversary of the adoption of the Plan by the Board of Directors.

            (b) Stock Appreciation Rights. The Committee may grant Stock Appreciation Rights to Employees. Non-Employee Directors are not eligible to be granted Stock Appreciation Rights under the Plan. Subject to the terms of the Plan and any applicable Award Agreement, a Stock Appreciation Right granted under the Plan shall confer on the holder thereof a right to receive, upon exercise thereof, the excess of (i) the Fair Market Value of one Share on the date of exercise over (ii) the grant price of the Stock Appreciation Right as specified by the Committee, which shall not be less than 100% of the Fair Market Value of one Share on the date of grant of the Stock Appreciation Right. Subject to the terms of the Plan, the grant price, term, methods of exercise, methods of settlement (including whether the Participating Employee will be paid in cash, Shares, other securities, other Awards, or other property, or any combination thereof), and any other terms and conditions of any Stock Appreciation Right shall be determined by the Committee. The Committee may impose such conditions or restrictions on the exercise of any Stock Appreciation Right as it may deem appropriate.

            (c) Restricted Stock Awards.

                  (i) Issuance. The Committee may grant Awards of Restricted Stock to Employees and Non-Employee Directors.

                  (ii) Restrictions. Shares of Restricted Stock granted to Participating Employees and Non-Employee Directors shall be subject to such restrictions as the Committee may impose (including, without limitation, any limitation on the right to vote a Share of Restricted Stock or the right to receive any dividend or other right or property), which restrictions may lapse separately or in combination at such time or times, in such installments or otherwise, as the Committee may deem appropriate.

                  (iii) Registration. Any Restricted Stock granted under the Plan to a Participating Employee or Non-Employee Director may be evidenced in such manner as the Committee may deem appropriate, including, without limitation, book-entry registration or issuance of a stock certificate or certificates. In the event any stock certificate is issued in respect of Shares of Restricted Stock granted under the Plan to a Participating Employee or Non-Employee Director, such certificate shall be registered in the name of the Participating Employee or Non-Employee Director and shall bear an appropriate legend (as determined by the Committee) referring to the terms, conditions, and restrictions applicable to such Restricted Stock.

                  (iv) Payment of Restricted Stock. At the end of the applicable restriction period relating to Restricted Stock granted to a Participating Employee or Non-Employee Director, one or more stock certificates for the appropriate number of Shares, free of restrictions imposed under the Plan, shall be delivered to the Participating Employee or Non-Employee Director, or, if the Participating Employee or Non-Employee Director received stock certificates representing the Restricted Stock at the time of grant, the legends placed on such certificates shall be removed.

                  (v) Forfeiture. Except as otherwise determined by the Committee, upon termination of employment of a Participating Employee or service as a director of a Non-Employee Director (as determined under criteria established by the Committee) for any reason during the applicable restriction period, all Shares of Restricted Stock still subject to restriction shall be forfeited by the Participating Employee or Non-Employee Director; provided, however, that the Committee may, when it finds that a waiver would be in the best interests of the Company, waive in whole or in part any or all remaining restrictions with respect to Shares of Restricted Stock held by a Participating Employee or Non-Employee Director.

                  (vi) Minimum Period of Service. If the right to become vested in a Restricted Stock Award granted under this Section 6(c) is conditioned on the completion of a specified period of service with the Company or its Affiliates, without achievement of Performance Goals or other performance objectives being required as a condition of vesting, and without it being granted in lieu of other compensation, then the required period of service for vesting shall be not less than three years (subject to acceleration of vesting, to the extent permitted by the Committee, in the event of the Participating Employee's or Non-Employee Director's death, disability, retirement or involuntary termination or in the event of a change in control of the Company (as defined by the Committee)).

            (d) Restricted Stock Units.

                  (i) Issuance. The Committee may grant Awards of Restricted Stock Units to Employees or Non-Employee Directors.

                  (ii) Restrictions. Restricted Stock Units granted to Participating Employees or Non-Employee Directors shall be subject to such restrictions as the Committee may impose, which restrictions may lapse separately or in combination at such time or times, in such installments or otherwise, as the Committee may deem appropriate.

                  (iii) Payment of Shares. At the end of the applicable restriction period relating to Restricted Stock Units granted to a Participating Employee or Non-Employee Director, one or more stock certificates for the number of Shares equal to the corresponding number of Restricted Stock Units, free of restrictions imposed under the Plan, shall be delivered to the Participating Employee or Non-Employee Director.

                  (iv) Forfeiture. Except as otherwise determined by the Committee, upon termination of employment of a Participating Employee or service as a director of a Non-Employee Director (as determined under criteria established by the Committee) for any reason during the applicable restriction period, all unvested Restricted Stock Units shall be forfeited by the Participating Employee or Non-Employee Director; provided, however, that the Committee may, when it finds that a waiver would be in the best interests of the Company, waive in whole or in part any or all remaining restrictions with respect to Restricted Stock Units held by a Participating Employee or Non-Employee Director.

                  (v) Minimum Period of Service. If the right to become vested in a Restricted Stock Unit Award granted under this Section 6(d) is conditioned on the completion of a specified period of service with the Company or its

      Affiliates, without achievement of Performance Goals or other performance objectives being required as a condition of vesting, and without it being granted in lieu of other compensation, then the required period of service for vesting shall be not less than three years (subject to acceleration of vesting, to the extent permitted by the Committee, in the event of the Participating Employee's or Non-Employee Director's death, disability, retirement or involuntary termination or in the event of a change in control of the Company (as defined by the Committee)).

            (e) Performance Shares and Performance Units.

                  (i) Issuance. The Committee may grant Awards of Performance Shares and/or Performance Units to Employees. Non-Employee Directors are not eligible to be granted Performance Shares or Performance Units under the Plan.

                  (ii) Performance Goals and Other Terms. The Committee shall determine the Performance Period, the Performance Goal or Goals (and the performance level or levels related thereto) to be achieved during any Performance Period, the proportion of payments, if any, to be made for performance between the minimum and full performance levels for any Performance Goal and, if applicable, the relative percentage weighting given to each of the selected Performance Goals. The Committee shall also determine the restrictions applicable to Shares of Restricted Stock or Restricted Stock Units received upon payment of Performance Shares or Performance Units if Performance Shares or Performance Units are paid in such manner, and any other terms, conditions and rights relating to a grant of Performance Shares or Performance Units. The Committee shall have sole discretion to choose among the selected Performance Goals set forth in Section 2(q). Subject to shareholder approval to the extent required to qualify the Award for the performance-based exemption provided by Section 162(m) of the Code, the Committee shall have sole discretion to choose Performance Goals in addition to those set forth in Section 2(q), or alter such Performance Goals. Notwithstanding the foregoing, in the event the Committee determines it is advisable to grant Performance Shares or Performance Units which do not qualify for the performance-based exemption under Section 162(m) of the Code, the Committee may make such grants without satisfying the requirements thereof.

                  (iii) No Voting Rights. Participating Employees shall have no voting rights with respect to Performance Shares or Shares underlying Performance Units held by them during the applicable Performance Period.

                  (iv) Payment. As soon as is reasonably practicable following the end of the applicable Performance Period, and subject to the Committee certifying in writing as to the satisfaction of the requisite Performance Goal or Goals if such certification is required in order to qualify the Award for the performance-based exemption provided by Section 162(m) of the Code, payment of earned Performance Shares and/or Performance Units shall be made. The Committee, in its sole discretion, may pay earned Performance Shares and Performance Units in the form of cash, Shares (which may be Shares of Restricted Stock), Restricted Stock Units or a combination of cash, Shares (which may be Shares of Restricted Stock) and/or Restricted Stock Units, which have an aggregate Fair Market Value equal to the value of the earned Performance Shares and Shares underlying earned Performance Units at the close of the applicable Performance Period. Any Shares of Restricted Stock payable in connection with Performance Shares or Performance Units shall, pending the expiration, lapse, or waiver of the applicable restrictions, be evidenced in the manner as set forth in Section 6(c)(iii) hereof.

            (f) General.

                  (i) No Consideration for Awards. Awards shall be granted to Participating Employees and Non-Employee Directors for no cash consideration unless otherwise determined by the Committee.

                  (ii) Award Agreements. Each Award granted under the Plan shall be evidenced by an Award Agreement in such form (consistent with the terms of the Plan) as shall have been approved by the Committee.

                  (iii) Awards May Be Granted Separately or Together. Awards to Participating Employees under the Plan may be granted either alone or in addition to, in tandem with, or in substitution for any other Award or any award granted under any other plan of the Company or any Affiliate. Awards granted in addition to or in tandem with other Awards, or in addition to or in tandem with awards granted under any other plan of the Company or any Affiliate, may be granted either at the same time as or at a different time from the grant of such other Awards or awards.

                  (iv) Forms of Payment Under Awards. Subject to the terms of the Plan and of any applicable Award Agreement, payments or transfers to be made by the Company or an Affiliate upon the grant, exercise, or payment of an Award to a Participating Employee or Non-Employee Director may be made in such form or forms as the

      Committee shall determine, and may be made in a single payment or transfer, in installments, or on a deferred basis, in each case in accordance with rules and procedures established by the Committee. Such rules and procedures may include, without limitation, provisions for the payment or crediting of interest on installment or deferred payments.

                  (v) Limits on Transfer of Awards. Except as otherwise provided by the Committee, no Award (other than Released Securities), and no right under any such Award, shall be assignable, alienable, saleable, or transferable by a Participating Employee or Non-Employee Director otherwise than by will or by the laws of descent and distribution (or, in the case of an Award of Restricted Securities, to the Company); provided, however, that a Participating Employee or Non-Employee Director at the discretion of the Committee may be entitled, in the manner established by the Committee, to designate a beneficiary or beneficiaries to exercise his or her rights, and to receive any property distributable, with respect to any Award upon the death of the Participating Employee or Non-Employee Director, as the case may be. Each Award, and each right under any Award, shall be exercisable, during the lifetime of the Participating Employee or Non-Employee Director, only by such individual or, if permissible under applicable law, by such individual's guardian or legal representative. Except as otherwise provided by the Committee, no Award (other than Released Securities), and no right under any such Award, may be pledged, alienated, attached, or otherwise encumbered, and any purported pledge, alienation, attachment, or encumbrance thereof shall be void and unenforceable against the Company or any Affiliate.

                  (vi) Term of Awards. Except as otherwise provided in the Plan, the term of each Award shall be for such period as may be determined by the Committee.

                  (vii) Share Certificates; Representation. In addition to the restrictions imposed pursuant to Section 6(c) and Section 6(e) hereof, all certificates for Shares delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations, and other requirements of the Commission, any stock exchange or other market upon which such Shares are then listed or traded, and any applicable federal or state securities laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions. The Committee may require each Participating Employee, Non-Employee Director or other Person who acquires Shares under the Plan by means of an Award originally made to a Participating Employee or Non-Employee Director to represent to the Company in writing that such Participating Employee, Non-Employee Director or other Person is acquiring the Shares without a view to the distribution thereof.

            (g) Dividend Equivalents. In addition to Awards granted under the Plan, the Committee may grant Dividend Equivalents to Participating Employees and Non-Employee Directors, entitling the Participating Employees and Non-Employee Directors to receive cash equal to cash dividends paid with respect to a specified number of Shares. Dividend Equivalents may only be granted in connection with an Award granted to the Participating Employee or Non-Employee Director under the Plan. The Committee may provide that Dividend Equivalents shall be paid or distributed when accrued or shall be deemed to have been reinvested in such investment vehicles as determined by the Committee, subject to such restrictions and risks of forfeiture as the Committee may impose.

            (h) No Repricing of Options. Except adjustments made pursuant to
Section 4(b) or adjustments made with prior approval of the Company's shareholders, the Committee shall not have the authority to effect (i) the repricing of any outstanding Options under the Plan or (ii) the modification of an Option or entering into a transaction or series of transactions which modification or transaction(s) would be deemed to constitute a repricing of an Option pursuant to Financial Accounting Standards Board Interpretation No. 44, Accounting for Certain Transactions Involving Stock Compensation, March 2000, as amended or supplemented from time to time. The provisions of this Section 6(h) cannot be amended unless the amendment is approved by the Company's shareholders.

Section 7. Amendment and Termination of the Plan; Correction of Defects and Omissions

            (a) Amendments to and Termination of the Plan. Except as otherwise provided herein, the Board of Directors of the Company may at any time amend, alter, suspend, discontinue, or terminate the Plan; provided, however, that shareholder approval of any amendment of the Plan shall also be obtained (i) if such amendment (A) increases the number of Shares with respect to which Awards may be granted under the Plan (other than increases related to adjustments made as provided in Section 4(b) hereof), (B) expands the class of persons eligible to participate under the Plan or (C) otherwise increases in any material respect the benefits payable under the Plan; or (ii) if otherwise required by (A) the Code or any rules promulgated thereunder (in order to allow for Incentive Stock Options to be granted under the Plan), or (B) the listing requirements of the New York Stock Exchange or any principal securities exchange or market on which the Shares are then traded (in order to maintain the listing of the Shares thereon). Termination of the Plan shall not affect the rights of Participating Employees or Non-Employee

Directors with respect to Awards previously granted to them, and all unexpired Awards shall continue in force and effect after termination of the Plan except as they may lapse or be terminated by their own terms and conditions.

            (b) Correction of Defects, Omissions and Inconsistencies. The Committee may correct any defect, supply any omission, or reconcile any inconsistency in the Plan, any Award or any Award Agreement in the manner and to the extent it shall deem desirable to carry the Plan into effect.

Section 8. General Provisions

            (a) No Rights to Awards. No Employee, Participating Employee, Non-Employee Director or other Person shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Employees, Participating Employees, Non-Employee Directors or holders or beneficiaries of Awards under the Plan. The terms and conditions of Awards need not be the same with respect to each Participating Employee or Non-Employee Director.

            (b) Withholding. No later than the date as of which tax withholding is first required with respect to any Award under the Plan, the Participating Employee shall pay to the Company, or make arrangements satisfactory to the Company regarding the payment of, any federal, state, local or foreign taxes of any kind required by law to be withheld with respect to such amount. Unless otherwise determined by the Committee, withholding obligations arising with respect to Awards to Participating Employees under the Plan may be settled with Shares (other than Restricted Securities), including Shares that are part of, or are received upon exercise of, the Award that gives rise to the withholding requirement. The obligations of the Company under the Plan shall be conditional on such payment or arrangements, and the Company and any Affiliate shall, to the extent permitted by law, have the right to deduct any such taxes from any payment otherwise due to the Participating Employee. The Committee may establish such procedures as it deems appropriate for the settling of withholding obligations with Shares, including, without limitation, the establishment of such procedures as may be necessary to satisfy the requirements of Rule 16b-3.

            (c) No Limit on Other Compensation Arrangements. Nothing contained in the Plan shall prevent the Company or any Affiliate from adopting or continuing in effect other or additional compensation arrangements, and such arrangements may be either generally applicable or applicable only in specific cases.

            (d) Rights and Status of Recipients of Awards. The grant of an Award shall not be construed as giving a Participating Employee the right to be retained in the employ of the Company or any Affiliate. Further, the Company or any Affiliate may at any time dismiss a Participating Employee from employment, free from any liability, or any claim under the Plan, unless otherwise expressly provided in the Plan or in any Award Agreement. The grant of an Award to a Non-Employee Director pursuant to Section 6(a) of the Plan shall confer no right on such Non-Employee Director to continue as a director of the Company or any Affiliate. Except for rights accorded under the Plan and under any applicable Award Agreement, Participating Employees and Non-Employee Directors shall have no rights as holders of Shares as a result of the granting of Awards hereunder.

            (e) No Compensation for Benefit Plans. No Award payable under this Plan shall be deemed salary or compensation for the purpose of computing benefits under any benefit plan or other arrangement of the Company or any Affiliate for the benefit of its employees or directors unless the Company or appropriate Affiliate shall determine otherwise.

            (f) Approval of Material Terms of Performance Goals. Notwithstanding anything herein to the contrary, if so determined by the Board of Directors, the Plan provisions specifying the material terms of the Plan's performance goals (within the meaning of Code Section 162(m)) shall be submitted to the shareholders of the Company for re-approval no later than the first shareholder meeting that occurs in the fifth year following the year in which shareholders previously approved such Plan provisions.

            (g) Unfunded Status of the Plan. Unless otherwise determined by the Committee, the Plan shall be unfunded and shall not create (or be construed to create) a trust or a separate fund or funds. The Plan shall not establish any fiduciary relationship between the Company and any Participating Employee, Non-Employee Director or other Person. To the extent any Person holds any right by virtue of a grant under the Plan, such right (unless otherwise determined by the Committee) shall be no greater than the right of a general unsecured creditor of the Company.

            (h) Governing Law. The validity, construction, and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with the internal laws of the State of Florida, without reference to conflict of law principles thereof, and applicable federal law.

            (i) Severability. If any provision of the Plan or any Award Agreement or any Award is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction, or as to any Person or Award, or would disqualify the Plan, any


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Award Agreement or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan, any Award Agreement or the Award, such provision shall be stricken as to such jurisdiction, Person, or Award, and the remainder of the Plan, any such Award Agreement and any such Award shall remain in full force and effect.

            (j) No Fractional Shares. No fractional Shares or other securities shall be issued or delivered pursuant to the Plan, any Award Agreement or any Award, and the Committee shall determine (except as otherwise provided in the Plan) whether cash, other securities, or other property shall be paid or transferred in lieu of any fractional Shares or other securities, or whether such fractional Shares or other securities or any rights thereto shall be canceled, terminated, or otherwise eliminated.

            (k) Headings. Headings are given to the Sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

Section 9. Effective Date of the Plan

The Plan shall be effective on the day immediately following its approval by the shareholders of the Company provided that such approval is obtained within twelve months following the date of adoption of the Plan by the Board of Directors of the Company.


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